UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                 Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE HAIN CELESTIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Notice of the 2018 Annual Meeting and Proxy Statement

Wednesday, December 5, 2018 at 11:00 a.m. Eastern Time

1111 Marcus Avenue, Lake Success, New York 11042

LETTER TO OUR STOCKHOLDERS

THE HAIN CELESTIAL GROUP, INC.

1111 Marcus Avenue

Lake Success, NY 11042

516-587-5000

October 29, 2018

Dear Fellow Stockholder:

You are cordially invited to attend the fiscal year 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hain Celestial Group, Inc., which will be held at 1111 Marcus Avenue, Lake Success, New York on Wednesday, December 5, 2018 at 11:00 a.m. Eastern Time.

At our Annual Meeting, our stockholders will vote on (1) the election of the nine director nominees named in the accompanying proxy statement, (2) an advisory vote regarding the compensation of our named executive officers for the fiscal year ended June 30, 2018, as set forth in the accompanying proxy statement, and (3) the ratification of the appointment of our registered independent accountants.

In addition to these formal items of business, we will review the major developments of the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the senior management and members of the Board of Directors of The Hain Celestial Group, Inc., who are also expected to be present.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please submit your vote.

I hope you will join us on December 5th.

Sincerely,

Irwin D. Simon

Founder, President, Chief Executive

Officer and Chairman of the Board

THE HAIN CELESTIAL GROUP, INC.

1111 Marcus Avenue

Lake Success, NY 11042

516-587-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of THE HAIN CELESTIAL GROUP, INC.:

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hain Celestial Group, Inc. will be held on Wednesday, December 5, 2018 at 11:00 a.m., Eastern Time at 1111 Marcus Avenue, Lake Success, New York for the following purposes:

1.	To elect the nine director nominees specified herein to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2018, as set forth in the attached proxy statement;

3.	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2019; and

4.	To transact such other business as may properly come before the Annual Meeting (including any adjournments or postponements thereof).

These matters are more fully described in the attached proxy statement, which is made a part of this notice.

Only stockholders of record as of the close of business on October 15, 2018 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. A list of these stockholders will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting at our principal executive office located at 1111 Marcus Avenue, Lake Success, NY 11042, and will also be available at the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, please submit your vote as soon as possible. If you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2018: A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K to Stockholders for the fiscal year ended June 30, 2018, may be viewed at http://www.hain.com/proxy.

By order of the Board of Directors,

Denise M. Faltischek

Executive Vice President and Chief Strategy Officer,

Corporate Secretary

Dated: October 29, 2018

Directions to the Annual Meeting of Stockholders

From New York City: Take the Long Island Expressway East to the Cross Island Parkway South (Exit 31S), to the Grand Central Parkway East (Exit 29E). The Grand Central Parkway becomes the Northern State Parkway. Take Exit 25 towards Lakeville Road/New Hyde Park Road/Great Neck. Cross over Marcus Avenue into the 1111 Marcus Avenue complex. Park in HAIN designated spots in the northwest parking lot. Enter Building 1.

From Eastern Long Island: Take the Northern State Parkway West to Exit 25 towards Lakeville Road/New Hyde Park Road/Great Neck. Turn right onto Lakeville Road. Make the first left onto Marcus Avenue. 1111 Marcus Avenue will be on the right. Park in HAIN designated spots in the northwest parking lot. Enter Building 1.

Long Island Rail Road: Take the Port Jefferson Branch Line to the New Hyde Park Station. Take a taxi to 1111 Marcus Avenue, Lake Success, New York. Enter Building 1.

THE HAIN CELESTIAL GROUP, INC.

PROXY STATEMENT

PROPOSAL NO. 2 ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	43

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT ACCOUNTANTS	44

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	48

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	50

OTHER MATTERS	51

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS	52
Householding	52

The Hain Celestial Group, Inc. 2018 Proxy Statement	TOC

PROXY STATEMENT SUMMARY

YOUR VOTE IS IMPORTANT

Proxy materials, including this proxy statement, are first being sent to stockholders beginning on or about October 29, 2018. This summary highlights information contained within this proxy statement. You should read the entire proxy statement carefully and consider all information before voting. Page references are supplied to help you find further information in this proxy statement.

VOTING MATTERS AND VOTE RECOMMENDATION

Voting Matter	Board Vote Recommendation	See Page Number for more information
Election of Directors	FOR each nominee	8
Advisory Vote to Approve Named Executive Officer Compensation	FOR	43
Ratification of Appointment of Registered Independent Accountants	FOR	44

OVERVIEW

Over the last 25 years, Hain Celestial has offered authentic, high-quality, and mission-driven brands within the organic, natural and better-for-you products industry that increasingly resonate with today’s global consumer. We operate in an ever-changing environment for food manufacturers and retailers, and, as we look to the future, our success will be driven by our ability to remain true to our mission and purpose, reduce complexity within our business, invest in our core better-for-you brands for growth, expand relationships with new and existing customers and attract new consumers. As consumers increasingly choose their purchases based on health and well-being, ingredient transparency and environmental sustainability, we believe our ability to operate our businesses with a greater sense of purpose will continue to differentiate us.

During fiscal year 2018, we continued to strategically evaluate our business to best position Hain Celestial for the future. We made the strategic decision to divest our Hain Pure Protein business, and we continue to evaluate initiatives to reduce the complexity within our business. Under Project Terra, we have identified substantial cost savings opportunities and seek to drive growth and profitability through streamlining our operations, the rationalization of our product portfolio, improving efficiencies and building brand awareness.

We remain focused on four key initiatives, which we refer to as our Four-Point Strategic Plan:

•	Invest in Top Brands and Capabilities to Grow Globally

•	Expand Project Terra Cost Savings Globally

•	Enhance the Leadership Team to Deliver Strategic Plan

•	Return Capital to Stockholders

The Hain Celestial Group, Inc. 2018 Proxy Statement	1

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE

Corporate Governance Strengths

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our   Board and management accountability. Highlights of our corporate governance practices include the following:

•  Annual election of directors

•  Majority voting in uncontested elections

•  Adoption of proxy access right

•  Annual Say-on-Pay vote

•  100% independent Board committees

•  Lead independent director

•  Regular executive sessions where independent directors meet without management present

•  Strict policy of no pledging or hedging of Company shares

•  Clawback policy

•  Stock ownership guidelines for directors and officers

•  Robust Code of Business Conduct and Ethics

•  Annual Board and Committee self-evaluations

•  Periodic reviews of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics

STOCKHOLDER ENGAGEMENT

Last year, our stockholders approved our Say on Pay resolution with 70.3% of the votes cast voting in favor, which represented a significant improvement over the 2015 Annual Meeting of Stockholders where only 41% of the votes cast supported our Say on Pay resolution. We believe that the improvement in last year’s Say on Pay resolution resulted from the significant compensation and governance actions the Company took in response to its extensive stockholder outreach efforts after the 2015 Annual Meeting as follows:

Changes to Compensation and Governance Practices

WHAT WE HEARD	WHAT WE HAVE DONE IN RESPONSE	INTENDED OUTCOME	WHEN EFFECTIVE

The Company should consider adopting a performance measure that is relative so that stockholders can better evaluate the Company’s performance against its peers.	Adopted Relative TSR as one of the measures for the long-term incentive plan	Provides stockholders with the ability to evaluate the Company’s performance against a predetermined peer group	2016-2018 Long-Term Incentive Plan

The Company should consider increasing the performance period under the long-term incentive plan from two years to three years	Increased the performance period under the long-term incentive plan to three years	Incentivizes long-term thinking and aligns management incentives with stockholders.	2016-2018 Long-Term Incentive Plan

2	The Hain Celestial Group, Inc. 2018 Proxy Statement

PROXY STATEMENT SUMMARY

WHAT WE HEARD	WHAT WE HAVE DONE IN RESPONSE	INTENDED OUTCOME	WHEN EFFECTIVE

The Company should further align pay and performance	Eliminated the time-based vesting portion of the long-term incentive award (25% of award)	All awards under the long- term incentive plan are 100% performance-based thereby increasing stockholder alignment	2016-2018 Long-Term Incentive Plan

The Company should consider eliminating the use of a CEO Founder Peer Group	Eliminated the CEO Founder peer group. We are now using a single compensation peer group for all executive compensation decisions	Provides for clearer, more objective and more concise information	2016

The Board of Directors should consider appointing a lead independent director	The Board of Directors appointed a lead independent director

The lead independent director provides objective leadership to the independent directors in the Boardroom, presides over Board meetings, sets Board priorities in conjunction with the Chairman and advises the Board on matters where there may be an actual or perceived conflict of interest

May 2017

Proxy access is a right that is important to stockholders

The Board of Directors supported a stockholder proposal for proxy access in the 2015 proxy statement and submitted to stockholders a By-law amendment implementing proxy access, which was approved by stockholders

		Provides stockholders meeting certain requirements the right to nominate candidates for election to our Board and have their nominees included in our proxy statement	After our 2017 Annual Meeting

The financial performance measures in the annual incentive plans should be weighted more than the non-financial performance measures	Changed the weighting so that the financial performance measures in the 2018 Annual Incentive Plan were 75% of the target award compared to 50% of the target award in the 2016 Annual Incentive Plan	More objective measure of CEO and NEO performance in the annual incentive plan	Fiscal Year 2018

The Hain Celestial Group, Inc. 2018 Proxy Statement	3

PROXY STATEMENT SUMMARY

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy statement and why is it important?

The Hain Celestial Group, Inc.’s fiscal year 2018 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on December 5, 2018. There will be certain items of business that must be voted on by our stockholders at the Annual Meeting, and our Board of Directors (sometimes referred to as the “Board”) is seeking your proxy to vote on these items. This proxy statement contains important information about The Hain Celestial Group, Inc. and the matters that will be voted on at the Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “we,” “us,” “our,” “the Company” or “Hain Celestial.”

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy. If you received a paper copy of our proxy materials, you also can vote using the proxy card enclosed with those materials. On our proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. When you submit a valid proxy, the people named on the proxy card as proxies are required to vote your shares at the Annual Meeting in the manner you have instructed.

What are the items of business for the Annual Meeting?

The items of business for the Annual Meeting are as stated in the Notice of Annual Meeting of Stockholders and Proxy Statement. There are three matters scheduled for a vote:

•	To elect the nine director nominees specified herein to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	To approve, on an advisory basis, the named executive officers’ (“NEOs’”) compensation for the fiscal year ended June 30, 2018, as set forth in this proxy statement; and

•	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2019.

Who is entitled to vote?

You may vote if you owned shares of common stock of the Company as of the close of business on October 15, 2018, the record date for the Annual Meeting. On the record date, there were 108,506,686 shares of common stock outstanding and entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of October 15, 2018.

4	The Hain Celestial Group, Inc. 2018 Proxy Statement

PROXY STATEMENT SUMMARY

How can I vote my shares before the Annual Meeting?

Stockholder of Record: Shares Registered in Your Name

If, on October 15, 2018, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record, and our proxy materials were provided to you directly. Registered stockholders can vote any one of four ways:

•

By Telephone: Call 1-800-690-6903 from the United States. You will need to use the control number you were provided on your proxy card. You will need to follow the instructions given by the voice prompts.

•	Via the Internet: Go to www.proxyvote.com to vote via the Internet using the control number you were provided on your proxy card. You will need to follow the instructions on the website.

•

By Mail: If you received a paper copy of the proxy materials and a proxy card in the mail, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this proxy statement. If any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this proxy statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement. If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

•

In Person: Attend the Annual Meeting or send a personal representative with an appropriate proxy to vote at the meeting. For information about how to attend the Annual Meeting, please see “What do I need to be admitted to the Annual Meeting?” below.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on October 15, 2018, your shares were held in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name”, and our proxy materials are being forwarded to you by that organization. You may vote by submitting your voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated above. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

What do I need to be admitted to the Annual Meeting?

You will need a form of personal identification (such as a driver’s license) along with either your proxy card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of The Hain Celestial Group, Inc. stock, such as a bank or brokerage account statement.

Can I vote at the Annual Meeting?

If you are a stockholder of record, you can vote at the Annual Meeting any shares that were registered in your name as the stockholder of record as of the record date. To vote in person, come to the Annual Meeting, and we will give you a ballot.

If you are a beneficial owner, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your shares held in “street name” at the Annual Meeting, you should request a legal proxy from your broker, bank or other holder of record and bring it with you to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote by proxy prior to the Annual Meeting.

For information about how to attend the Annual Meeting, please see “What do I need to be admitted to the Annual Meeting?”

The Hain Celestial Group, Inc. 2018 Proxy Statement	5

PROXY STATEMENT SUMMARY

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

	Proposal	Vote
No. 1	Election of the nine director nominees named in this proxy statement, each to serve to the next Annual Meeting of Stockholders and until their successors are duly elected and qualified	FOR all nominees

No. 2	Advisory vote to approve NEO compensation for the fiscal year ended June 30, 2018, as set forth in this proxy statement	FOR

No. 3	Ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2019	FOR

The Company does not expect that any matters other than those described in the Notice of Annual Meeting of Stockholders and Proxy Statement to be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

Who is paying for this proxy solicitation?

We will bear the cost of soliciting proxies. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees, at no additional cost to us, in person, by telephone, or by other means of communication. We have retained the proxy solicitation firm of MacKenzie Partners, Inc. to assist us in the distribution and solicitation of proxies, and we intend to pay a fee of approximately $12,500, plus reasonable expenses, for these services. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their proxy.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How do I revoke my proxy?

If, on October 15, 2018, you are a stockholder of record, you may revoke your proxy if we receive your revocation at any time before the final vote at the Annual Meeting. You may revoke your proxy by sending a written notice stating that you are revoking your proxy before it is voted at the Annual Meeting to the Corporate Secretary at The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, New York 11042 or by attending the Annual Meeting and voting in person.

If, on October 15, 2018, you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, your ability to revoke your proxy depends on the voting procedures of the broker, bank or other agent. Please follow the directions provided to you by your bank or broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

How are broker non-votes and abstentions counted?

A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes on a proposal are not counted or deemed present or represented and entitled to vote for determining whether stockholders have approved that proposal. Therefore, broker non-votes have no effect and will not be counted towards the vote total for any proposal.

6	The Hain Celestial Group, Inc. 2018 Proxy Statement

PROXY STATEMENT SUMMARY

Under the rules that govern brokers who are voting with respect to shares held in “street name” and are not instructed by their client how to vote, brokers only have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include ratification of registered independent accountants. Non-routine matters include the election of directors and the advisory vote regarding compensation paid to our named executive officers. If you are a beneficial owner and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on Proposal Nos. 1 and 2 and will only have discretion to vote on Proposal No. 3, the ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2019.

How many votes are needed to approve each proposal?

With respect to Proposal No. 1, each director must receive a “For” vote from the majority of votes cast either in person or by proxy. Pursuant to our Amended and Restated By-Laws, this means that, in order to be elected, the number of votes “For” a director must exceed the number of votes cast “Against” that director. With respect to Proposal No. 1, shares voting “abstain” and broker non-votes have no effect.

To be approved, Proposal Nos. 2 and 3 must receive a “For” vote from the majority of votes cast either in person or by proxy and entitled to vote on such matter. With respect to Proposal Nos. 2 or 3, shares voting “abstain” and broker non-votes have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will exist if at least a majority of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy. On the record date, there were 108,506,686 shares outstanding and entitled to vote at the Annual Meeting. Thus, 54,253,343 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or holders of a majority of the shares present in person or by proxy at the Annual Meeting may adjourn or postpone the Annual Meeting to another time or date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the United States Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling (516) 587-5000, by writing to the Investor Relations Department, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, New York 11042 or by sending an email to investorrelations@hain.com.

The Hain Celestial Group, Inc. 2018 Proxy Statement	7

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Cooperation Agreement

On September 27, 2017, we entered into a cooperation agreement (the “Cooperation Agreement”) with certain entities affiliated with and investment funds managed by Engaged Capital, LLC (the “Engaged Group”), which provides that all of the current directors will be nominated for election at the 2018 Annual Meeting of Stockholders. In addition, during the standstill period (the “Standstill Period”), which began on the date of the Cooperation Agreement and extends through and includes the date of the 2018 Annual Meeting of Stockholders, neither the Board nor any committee of the Board may modify the size of the Board from 11 directors without the unanimous approval of the Board. Our Board is currently composed of 11 members. The Board has unanimously approved the reduction in the size of the Board to nine directors, such reduction to be effective as of the Annual Meeting.

General

Our Board of Directors is currently composed of 11 members, of which eight of the current directors will stand for re-election at the Annual Meeting. In connection with Mr. Simon resigning from his position as President and Chief Executive Officer, Mr. Simon has decided not to stand for re-election and, instead, has entered into a consulting agreement in order to provide for an orderly transition to the incoming Chief Executive Officer. In addition, the Board has nominated Mark Schiller, the Company’s incoming President and Chief Executive Officer, to serve as a director on the Board. It is proposed that the nominees standing for election be elected to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. In addition to Mr. Simon, Adrianne Shapira and Lawrence S. Zilavy are not standing for re-election, and the Company thanks them for their service and many contributions to the Company.

The Board has nominated, and the proxies will vote to elect, unless otherwise directed, the following individuals as members of the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified: Dr. Celeste A. Clark, Andrew R. Heyer, R. Dean Hollis, Shervin J. Korangy, Roger Meltzer, Mark Schiller, Jack L. Sinclair, Glenn W. Welling and Dawn M. Zier. Each nominee has consented to be nominated and to serve, if elected.

✓	The Board of Directors recommends that you vote “FOR” the election of each of the nominees.

8	The Hain Celestial Group, Inc. 2018 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Information about the Nominees

Celeste A. Clark, Ph.D., Director

Age: 65 Director Since: 2017	Board Committees: • Corporate Governance and Nominating

Dr. Celeste A. Clark has been a director since September 2017. Dr. Clark is currently an adjunct professor in the Department of Food Science and Human Nutrition at Michigan State University, where she has served in such position since January 2012. She also has been the principal of Abraham Clark Consulting, LLC, a consulting firm, since November 2011 and consults on nutrition and health policy, regulatory affairs and leadership development. She previously served as Senior Vice President, Global Policy and External Affairs of Kellogg Company, a food manufacturing company, and was their Chief Sustainability Officer. She was a member of the Global Executive Management Team and had an accomplished career spanning nearly 35 years in the food industry. At Kellogg Company, she was responsible for the development and implementation of health, nutrition and regulatory science initiatives globally to ensure consistency in approach and implementation. In addition, she also led global corporate communications, public affairs, philanthropy and several administrative functions. During the past five years, she has served on the boards of several public and privately held companies including Mead Johnson Nutrition Company, a pediatric nutrition company, beginning in 2011 until being acquired by Reckitt Benckiser plc; Diamond Foods, Inc., a leading branded snacks supplier, beginning in 2014 until being acquired by Snyder’s-Lance, Inc. in 2016; AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches, beginning in 2016 until being acquired by Tyson Foods, Inc. in 2017; and Omega Protein Corporation, a manufacturer of fish meal and fish oils, until being acquired in 2017. In 2018, Dr. Clark was elected to the board of directors of the Wells Fargo & Company and also serves as a trustee of the W.K. Kellogg Foundation.

Key Attributes, Experience and Skills:

Dr. Clark brings significant industry experience in various nutrition, consumer products, public policy, risk management and governance matters to our Board. She has served on a number of public company boards, which have provided her with a broad understanding of the operational, financial and strategic issues facing public companies.

Andrew R. Heyer, Director

Age: 61 Director Since: 2012	Lead Independent Director Board Committees: • Audit (Chair)

Andrew R. Heyer has been a director since November 2012 and previously served as a director from November 1993 until November 2009. He currently serves as the lead independent director and is the chairperson of the Audit Committee. Mr. Heyer is the CEO and Founder of Mistral Equity Partners, a private equity fund. Prior to founding Mistral Equity Partners in 2007, from 2000 through 2007 he served as a Founding Managing Partner of Trimaran Capital Partners, L.L.C. Mr. Heyer was formerly a Vice Chairman of CIBC World Markets Corp. and co-head of CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated, and previous to that, he worked at Shearman/American Express. Mr. Heyer currently serves as a director of XpresSpa Group (NASDAQ: XSPA), Chairman of The Lovesac Company (NASDAQ: LOVE) and is the President and Director of Haymaker Acquisition Corp. (NASDAQ: HYAC). Mr. Heyer also serves as a member of the Executive Committee and Board of Trustees of the University of Pennsylvania and as Chair of the University of Pennsylvania Health System.

Key Attributes, Experience and Skills:

Mr. Heyer brings significant finance, investment, capital markets and consumer products experience to the Board. He has served on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies. In addition, Mr. Heyer’s business, financial and investment experience in the consumer product and services industries makes him qualified for service on our Board.

The Hain Celestial Group, Inc. 2018 Proxy Statement	9

PROPOSAL NO. 1 ELECTION OF DIRECTORS

R. Dean Hollis, Director

Age: 58 Director Since: 2017	Board Committees: • Corporate Governance and Nominating

R. Dean Hollis has been a director since September 2017. He is a senior advisor for Oaktree Capital, a $100 billion world-wide private equity firm. Prior to 2008, Mr. Hollis was President and Chief Operating Officer, ConAgra Foods, Consumer Foods and International. In that role, Mr. Hollis developed and executed a worldwide business transformation strategy, while overseeing the largest part of the ConAgra Foods portfolio, including its $12 billion consumer and customer branded businesses, consisting of over 40 global brands in 110 countries. During his 21 years with ConAgra Foods, he held many executive level positions, including: Executive Vice President, Retail Products; President, Grocery Foods; President, Frozen Foods; President, Specialty Foods; and President, Gilardi Foods. Since October 2016, he has been a director and chairperson of the board of directors of SunOpta Inc., a world-wide leader in healthy foods, specializing in non-GMO and organic products. From 2008 until its recent sale to Tyson Foods, Mr. Hollis served as chairperson of the board of directors and on the Compensation Committee of AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches. Until its sale to Snyder’s-Lance Inc. in early 2016, he also served on the board of Diamond Foods, Inc., a leading branded snacks supplier, where he served on the Audit and Nominating and Governance Committees. Also, until its sale to Pinnacle Foods Inc. in January of 2016, Mr. Hollis served as chairperson of the board of directors and on the Audit Committee of Boulder Brands, Inc., a leader and innovator in health and wellness foods. Until October 2015, he also served on the board of Landec Corporation, a developer and marketer of patented polymer products for food, agriculture and licensed partner applications, where he chaired the Compensation Committee.

Key Attributes, Experience and Skills:

As a result of the various positions he has held in the food industry, Mr. Hollis brings relevant operational experience to our Board. In addition, he has served on a number of public company boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public companies.

Shervin J. Korangy, Director

Age: 43 Director Since: 2017	Board Committees: • Audit

Shervin J. Korangy has been a director since September 2017. Since April 2017, he has served as the Chief Financial Officer and Head of Strategy of Beaver-Visitec International (“BVI”), a Texas Pacific Group portfolio company that is a global developer, manufacturer and marketer of specialized surgical products. Prior to his role with BVI, Mr. Korangy served as a senior executive of Novartis Group AG, a diversified healthcare products company, from 2010 until March 2017. During his more than six years at Novartis, he served in various international capacities spanning strategy, M&A, integrations, sales & marketing and general management including the Global Head of Corporate Finance based in Switzerland, Business Unit Manager based in France and Managing Director based in the United Kingdom. Previously, he was a Managing Director at The Blackstone Group, an investment firm, which he joined in 1996. During his more than 14 years at Blackstone, he served both as an advisor in the Restructuring & Reorganization business (where he worked with companies in the telecom, manufacturing, retail and financial services industries) and as an investor in the Private Equity business (where he focused on the consumer products, financial services and packaging industries). Mr. Korangy has served on the board of directors of Motus GI, a manufacturer and marketer of medical device products for the gastroenterology, since April 2017 (and as chairperson of its Audit Committee), and as a senior advisor to Sight Sciences LLC, a provider of surgical and nonsurgical systems for use by ophthalmologists and optometrists, since June 2011. Mr. Korangy’s previous Board experience includes having served as a director of Pelican Rouge Group, a consumer coffee manufacturer and distributor, from 2014 to 2017 (and as chairperson of its Audit Committee), Pinnacle Foods Inc., a manufacturer, marketer and distributor of high-quality branded food products, from 2007 to 2009, Bayview Financial, a mortgage finance company, from 2008 to 2009, Ultra Music, a worldwide music media entity, from 2005 to 2010, and as a board observer for Graham Packaging, a leading designer and manufacturer of custom blow-molded plastic containers for consumer products.

Key Attributes, Experience and Skills:

Mr. Korangy’s position as the Chief Financial Officer and Head of Strategy at a global company, together with his significant financial and consumer packaged goods business experience, makes him a valuable addition to our Board of Directors. In addition to his strong financial expertise, the Company values his competencies in strategy, mergers and acquisitions, integration and general management.

10	The Hain Celestial Group, Inc. 2018 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Roger Meltzer, Director

Age: 67 Director Since: 2000	Board Committees: • None

Roger Meltzer has been a director since December 2000. Mr. Meltzer has practiced corporate and securities law for more than 40 years, representing clients in a range of finance transactions, including mergers, acquisitions and dispositions, public offerings and public and private placements of debt and equity securities. In February 2007, Mr. Meltzer joined the law firm of DLA Piper LLP (US) as a partner, Global Chair of the Corporate and Finance practice and a member of the firm’s executive committee. Mr. Meltzer is now a member of the Global Board of DLA Piper, Co-Chair of DLA Piper LLP (Americas) and Global Co-Chair. Prior to February 2007, he was a partner and a member of the executive committee of the law firm of Cahill Gordon & Reindel LLP.

Key Attributes, Experience and Skills:

The Company values the significant legal and financial expertise Mr. Meltzer brings to the Board through his extensive experience in corporate and securities laws as well as board governance matters. As Global Co-Chair of DLA Piper, Mr. Meltzer has oversight of a global law firm with lawyers located in more than 40 countries and, therefore, brings a wealth of international experience to the Board. In addition, the Board values Mr. Meltzer’s experience as the Company continues to grow through strategic acquisitions. Finally, as the long-time legal advisor to the Company, Mr. Meltzer brings in-depth knowledge about the Company’s history to the Board.

Mark Schiller

Age: 57	Board Committees: • None

Mark Schiller has been appointed as our President and Chief Executive Officer, effective November 5, 2018. Prior to joining the Company, Mr. Schiller served as the Executive Vice President and Chief Commercial Officer for Pinnacle Foods, Inc. (“Pinnacle”) commencing in May 2017. In this role, Mr. Schiller led Pinnacle’s Grocery and Frozen segments and key commercial functions utilized across the entire organization, including sales, marketing strategy, innovation, product development, package design, commercialization, productivity, consumer insights and shopper marketing. Before he served as the Executive Vice President and Chief Commercial Officer, Mr. Schiller had served in other roles of increasing responsibility for Pinnacle including, from January 2015 to May 2017, he served as Executive Vice President and President North America Retail; from May 2013 to January 2015, he served as Executive Vice President and President Birds Eye Frozen Division; and from June 2010 to May 2013, he served as Executive Vice President and President Duncan Hines Grocery Division. Prior to joining Pinnacle, Mr. Schiller was employed by PepsiCo., Inc. from March 2002 to April 2010, where he served as the Senior Vice President of Frito Lay New Ventures, President of Quaker Foods and Snacks North America, and Senior Vice President and General Manager of Frito Lay Convenience Foods Division. From 1998 to 2002, Mr. Schiller was Chief Operating Officer and Co-President of Tutor Time Learning Systems, Inc., and, from 1996 to 1998, he served as president of Valley Recreation Products, Inc. Mr. Schiller began his career at the Quaker Oats Company in 1985 and served in various marketing, sales and supply chain roles.

Key Attributes, Experience and Skills:

Mr. Schiller brings significant experience in the consumer product goods industry to the Board given his tenure in the industry. Through his various roles throughout his career, he has developed extensive management leadership experience as well as strong competencies in sales, marketing strategy, innovation, product development, package design, commercialization, productivity, consumer insights and shopper marketing.

The Hain Celestial Group, Inc. 2018 Proxy Statement	11

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Jack L. Sinclair, Director

Age: 58 Director Since: 2017	Board Committees: • Compensation

Jack Sinclair has been a director since September 2017. He is a business executive who has spent his career working in the food retail industry in both Europe and the United States. Since February 2018, he has served as the chief executive officer of 99 Cents Only Stores LLC, a California-based dollar store operator. He first joined 99 Cents Only Stores LLC as the chief merchandising officer in August 2015. Prior to joining 99 Cents Only Stores LLC, he spent over seven years as a senior merchandising executive at Wal-Mart Stores, Inc. from December 2007 to April 2015. Previously, Mr. Sinclair spent 15 years at Safeway PLC in the United Kingdom, where he held several senior management positions and served on its board of directors, a position he left after Safeway PLC’s 2004 merger with Wm Morrison Supermarkets plc.

Key Attributes, Experience and Skills:

Mr. Sinclair brings significant global retail industry experience to the Board. In addition, Mr. Sinclair’s various employment experiences has given him valuable insight into the broader consumer packaged goods industry, including with respect to merchandising, advertising, marketing and consumer insights.

Glenn W. Welling, Director

Age: 48 Director Since: 2017	Board Committees: • Compensation

Glenn W. Welling has been a director since September 2017. Mr. Welling has been the founder and Chief Investment Officer of Engaged Capital, LLC since its founding in 2012. Prior to founding Engaged Capital, Mr. Welling was a Principal and Managing Director at Relational Investors, LLC, an investment fund, which he joined in July 2008, where he was responsible for managing the fund’s consumer, healthcare and utility investments. From February 2002 to May 2008, Mr. Welling was a Managing Director of Credit Suisse Group AG, an investment bank, where he also served as the Head of the Investment Banking Department’s Advisory Business. Mr. Welling has been a member of the Board of Directors of TiVo Corporation, a provider of digital entertainment technology solutions, since May 2015, where he serves as chairperson of its Compensation Committee and a member of the board’s strategy committee. Mr. Welling served as a member of the Board of Directors of Jamba, Inc., a leading restaurant retailer of better-for-you food and beverage offerings, from January 2015 to September 2018, where he also served as the chairperson of its compensation committee and as a member of its finance committee. From 2015 to 2018, Mr. Welling served on the Board of Directors of Medifast, Inc., a manufacturer of medically based, proprietary healthy living and meal replacement products, where he was a member of the audit, compensation and mergers & acquisitions committees. Mr. Welling also serves on the Corporate Governance Advisory Council of the Council of Institutional Investors.

Key Attributes, Experience and Skills:

Mr. Welling brings significant finance, investment and consumer products experience to the Board, which makes him a valuable contributor. In addition, he has served on a number of public boards, which has provided him with a broad understanding of the operational, financial and strategic issues facing public companies.

12	The Hain Celestial Group, Inc. 2018 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Dawn M. Zier, Director

Age: 53 Director Since: 2017	Board Committees: • Corporate Governance and Nominating (Chair)

Dawn M. Zier has been a director since September 2017. Since November 2012, Ms. Zier has served as the President and Chief Executive Officer and a director of Nutrisystem, Inc., an innovative provider of weight loss programs offering a wide variety of home-delivered, nutritionally balanced meal plans, retail products and advanced digital tools. From April 2011 until November 2012, Ms. Zier served as the President of International at Reader’s Digest Association, Inc., a global media and direct marketing company. In February 2013, RDA Holdings, Co., the holding company and parent of Reader’s Digest Association, filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. In addition to being a member of Nutrisystem’s board of directors, Ms. Zier also serves on the board of directors for Spirit Airlines. Over the years, she has previously served on boards and chaired committees for multiple marketing and media entities, including the Data and Marketing Association’s (DMA) Board from 2008 to 2015, where she was a voting director and on the executive committee.

Key Attributes, Experience and Skills:

Ms. Zier is qualified to serve on our Board based on her extensive management leadership experience, which has provided her with significant knowledge of sound corporate governance practices, as well as her international experience and financial acumen. In addition, she has significant experience in the food industry and digital marketing, which makes her a valuable contributor to the Board.

The Hain Celestial Group, Inc. 2018 Proxy Statement	13

BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

The Board of Directors

The stockholders of the Company elect the Board of Directors, whose primary responsibility is to foster the long-term health, overall success and financial condition of the Company, consistent with its fiduciary duty to our stockholders. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board oversees the members of senior management, who are charged by the Board with conducting the business of the Company. In addition, the Board has responsibility for establishing broad corporate policies and overseeing our direction, affairs and management.

Director Independence

A majority of the current Board, consisting of Mses. Clark, Shapira and Zier as well as Messrs. Heyer, Hollis, Korangy, Meltzer, Sinclair, Welling and Zilavy, are “independent directors” as defined in the listing standards of the Nasdaq Global Select Market (“Nasdaq”). Mr. Simon was determined not to be independent because he is our President and CEO.

Board Meetings and Attendance

The Board typically holds regular meetings at least once every quarter and holds special meetings when necessary. During the 2018 fiscal year, the Board held eight meetings. We expect directors to attend Board meetings, the Annual Meeting of Stockholders and meetings of the committees on which they serve. All directors standing for re-election attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year. All of the directors standing for re-election attended our last Annual Meeting of Stockholders.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board has no policy with respect to the need to separate or combine the offices of Chairman of the Board and CEO of the Company. The Board believes that stockholders are best served if the Board retains flexibility to decide what leadership structure works best for the Company based on the facts and circumstances existing from time to time.

Mr. Simon currently serves as our Chairman of the Board, President and CEO and has been our President and CEO and a director since our inception and is our Founder. As a result, Mr. Simon possesses a great depth of knowledge and experience regarding the Company, its business and the organic and natural products industry. During his tenure, Mr. Simon focused on building organic, natural and better-for-you brands across numerous categories, both in the U.S. and internationally, to position Hain Celestial as a leader in the health and wellness products industry. His relentless dedication to providing consumers with A Healthier Way of Life™ has created a strong foundation to support Hain Celestial’s next phase of growth.

Given Mr. Simon’s decision to not stand for re-election, he will no longer serve on the Board after the Annual Meeting and a new Chairman of the Board will be appointed. At this time, the Board expects to maintain separate Chairman and Chief Executive Officer roles and to appoint an independent Chairman.

We believe that a Lead Independent Director is necessary for good corporate governance in the absence of an Independent Chairman. Our current Lead Independent Director is Andrew R. Heyer. The Lead Independent Director is elected by a majority of independent directors to serve for a one-year term. The Board believes that the appointment of a strong Lead Independent Director and the use of regular executive sessions of the non-management and independent directors, along with the Board’s strong committee system and the independence of all directors (except for Mr. Simon) allow it to maintain effective oversight of management. Pursuant to our Corporate Governance Guidelines, the Lead Independent Director shall:

(i)	Preside at all meetings of the Board at which the Chairman of the Board is not present, including all meetings of independent Directors and non-employee Directors;

(ii)	Encourage and facilitate active participation of all Directors;

(iii)	Approve Board meeting materials for distribution to and consideration by the Board;

14	The Hain Celestial Group, Inc. 2018 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

(iv)	Approve Board meeting agendas after conferring with the Chairman of the Board and other members of the Board, as appropriate, and may add agenda items in his or her discretion;

(v)	Approve Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

(vi)	Be available to advise the Committee chairs in fulfilling their designated roles and responsibilities to the Board; and

(vii)	Perform such other functions as the Board or other Directors may request.

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management, and the Board’s role is to engage in informed oversight of, and provide direction with respect to, such risk management. In its oversight role regarding risk management, the Board focuses on understanding the nature of our enterprise risks, including risk in our operations, finances, cyber security and the strategic direction of the Company and reviews and approves the Company’s Annual Operating Plan. The Annual Operating Plan addresses, among other things, the risks and opportunities facing the Company. The Board receives regular updates regarding the Company’s progress against its Annual Operating Plan and reviews quarterly updates regarding the related risks and opportunities. The Board maintains control over significant transactions and decisions that require Board approval for certain corporate actions (including material acquisitions or divestitures).

The Board has delegated certain risk management oversight responsibilities to the Audit Committee and the Compensation Committee.

As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines regarding risk assessment and risk management regarding the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

The Compensation Committee regularly reviews the risk and reward structure of executive compensation plans, policies and practices. Considered in this review are program attributes deemed to help mitigate risk, including: (i) the use of multiple performance measures, balanced between short- and long-term objectives; (ii) the Compensation Committee’s application of judgment when determining individual payouts; (iii) the presence of individual payout caps under plans and programs; and (iv) the Compensation Committee’s ability to clawback incentive compensation based on erroneous financial statements caused by misconduct. Based upon this review, the Compensation Committee believes that the Company’s compensation programs and policies are not likely to lead to excessive risk taking that could have a material adverse effect on the Company.

Executive Sessions

Independent directors meet in executive session at regularly scheduled meetings of the Board of Directors without any members of management present. Mr. Heyer, as the Lead Independent Director, presides over meetings of independent directors.

Director Elections

All directors stand for election annually and are elected by a majority of the votes cast in the case of an uncontested election. Voting is not cumulative.

The Hain Celestial Group, Inc. 2018 Proxy Statement	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committees of the Board

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent directors, as defined in the applicable listing rules for companies listed on Nasdaq. The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, a current copy of which is available on our website at www.hain.com under Investor Relations-Corporate Governance. The members of the committees are identified in the table below:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Irwin D. Simon	—	—	—
Celeste A. Clark	—	—	✓
Andrew R. Heyer	Chair	—	—
R. Dean Hollis	—	—	✓
Shervin J. Korangy	✓	—	—
Roger Meltzer	—	—	—
Adrianne Shapira	✓	—	—
Jack L. Sinclair	—	✓	—
Glenn W. Welling	—	✓	—
Dawn M. Zier	—	—	Chair
Lawrence S. Zilavy	—	Chair	—

The Audit Committee

The Audit Committee’s primary purpose is to assist the Board’s oversight of (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications, independence and performance and (3) the performance of the Company’s internal controls and procedures. In fulfilling its purpose, the Committee’s principal duties include appointing, retaining and terminating our independent auditor, overseeing the work of and evaluating the independence of the independent auditor, reviewing with the independent auditor their reports as well as oversight responsibilities with respect to our financial statements, disclosure practices, accounting policies and procedures.

Our Audit Committee is composed of Ms. Shapira and Messrs. Heyer and Korangy, with Mr. Heyer acting as chairperson. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of Nasdaq, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, the Board has determined that each of Ms. Shapira and Messrs. Heyer and Korangy is an “audit committee financial expert” as defined by applicable SEC rules. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies. During fiscal year 2018, our Audit Committee held eight meetings. See “Report of the Audit Committee.”

The Compensation Committee

The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy. The Compensation Committee is also responsible for, among other things, reviewing and approving annual and long-term performance measures relevant to executive officer compensation, evaluating the performance of the executive officers in light of these goals and objectives, approving the annual and long-term compensation awards for our executive officers and recommending to the independent members of the Board for their approval the form and amount of equity awards to be made to our executive officers.

16	The Hain Celestial Group, Inc. 2018 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Compensation Committee is composed of Messrs. Sinclair, Welling and Zilavy, with Mr. Zilavy acting as chairperson. The Board has determined that each member of the Compensation Committee is “independent” as defined by the listing standards of Nasdaq. During fiscal year 2018, the Compensation Committee held eight meetings in addition to numerous informal conference calls among committee members.

Our Compensation Committee is authorized to engage an independent compensation consultant with respect to executive and director compensation matters. For fiscal year 2018, the Compensation Committee that was in place at the beginning of the fiscal year engaged Aon Hewitt as its independent compensation consultant. In the third quarter of fiscal year 2018, the Compensation Committee engaged ClearBridge Compensation Group, LLC to conduct a peer group review, provide executive compensation market data, advise in connection with the CEO succession process and to review the Compensation Discussion & Analysis section of the proxy statement.

The Compensation Committee believes that there was no conflict of interest between either Aon Hewitt or ClearBridge Compensation Group, LLC and the Company during their respective engagements. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rule regarding compensation advisor independence. Specifically, the Compensation Committee analyzed whether the work of ClearBridge Compensation Group, LLC as compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by the consultant; (ii) the amount of fees from the Company paid to the consultant as a percentage of the consultant’s total revenue; (iii) the policies and procedures of the consultant that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the consultant or the individual compensation advisors employed by the consultant with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by the consultant or the individual compensation advisors employed by the consultant.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s duties require the Committee to, among other things, (1) identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of stockholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors, (2) identify members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors, (3) develop and revise, as appropriate, Corporate Governance Guidelines applicable to the Company and recommend such guidelines or the revision of such guidelines to the Board of Directors; (4) oversee the evaluation by the Board of Directors of itself and its committees and (5) review and assess the management succession plan for the Chief Executive Officer.

Our Corporate Governance and Nominating Committee is composed of Mses. Clark and Zier and Mr. Hollis, with Ms. Zier acting as chairperson. The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of Nasdaq. During fiscal year 2018, the Corporate Governance and Nominating Committee held five meetings in addition to numerous informal conference calls among committee members.

On June 25, 2018, the Company announced a Chief Executive Officer succession plan, whereby, upon the hiring of a new Chief Executive Officer, Mr. Simon would resign from his position as President and Chief Executive Officer. Working with a leading global executive search firm, the Corporate Governance and Nominating Committee spearheaded the initiative on behalf of the Board to identify a successor for the role of President and Chief Executive Officer. On October 29, 2018, the Company announced the appointment of Mark Schiller as the Company’s new President and Chief Executive Officer, effective November 5, 2018, as well as Schiller’s nomination as a director of the Company, which is set forth under “Proposal No.1 – Election of Directors”.

Director Nominations

When considering potential director nominees, the Corporate Governance and Nominating Committee reviews desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. In addition to these minimum requirements, the Corporate Governance and Nominating Committee evaluates director candidates based on a number of qualifications, including displayed ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. Although we do not have a formal policy regarding diversity, the Corporate Governance and Nominating Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Consistent with past practices, the Board is committed to a strong and diverse membership and to a thorough process to identify those individuals who can best contribute to the Company’s continued success.

The Board of Directors and the Corporate Governance and Nominating Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers

The Hain Celestial Group, Inc. 2018 Proxy Statement	17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

and directors, and industry, academic and community leaders. The Board or the Corporate Governance and Nominating Committee may retain a search firm to identify and screen candidates, conduct background checks, prepare biographies for review by the Corporate Governance and Nominating Committee and the Board and assist in scheduling interviews. The Corporate Governance and Nominating Committee and one or more of our other directors will interview candidates.

The Corporate Governance and Nominating Committee’s charter provides that the Committee shall consider written proposals for director nominees from stockholders in accordance with our Corporate Governance Guidelines and our Amended and Restated By-Laws. The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to our Corporate Secretary at The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation” and, in order to be considered for the 2019 Annual Meeting of Stockholders, must be received by us no later than July 1, 2019.

The letter must identify the author as a stockholder, demonstrate evidence of ownership, provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history, current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter. In addition, our By-Laws permit stockholders who satisfy certain ownership, notice and informational requirements to submit director nominations for inclusion in the Company’s proxy statement. For more information regarding stockholder nominations and communications with our Board of Directors, see “Stockholder Proposals and Other Communications.”

Website Access to Corporate Governance Documents

We have adopted a “Code of Ethics”, as defined in the regulations of the SEC, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. Copies of the charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available free of charge on our website at www.hain.com or by writing to Investor Relations, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the SEC.

Compensation of Directors

We maintain a Non-Employee Directors’ Compensation Plan that is designed to:

•	Attract and retain highly qualified, non-employee directors; and

•	Align the interests of non-employee directors with those of our stockholders by paying a portion of non-employee director compensation in shares of our restricted common stock.

Directors who are also employees of the Company receive no additional compensation for their service on our Board. Accordingly, Mr. Simon did not receive any compensation for his Board service.

Each year, the Compensation Committee and our Board of Directors review and determine compensation for our non-employee directors. The Compensation Committee and our Board believe that compensation should fairly compensate non-employee directors for work required in a company of our size and scope. Accordingly, compensation paid to non-employee directors in 2018 was as follows:

Form of Compensation	Payment ($)
Annual cash retainer for non-employee directors	53,000
Annual restricted stock award	170,000
Annual fee for Lead Independent Director (1)	25,000
Annual fee for chairperson of Audit Committee	20,000
Annual fee for chairperson of Compensation Committee	15,000
Annual fee for chairperson of Corporate Governance and Nominating Committee	10,000
Annual fee for Committee Members (2)	5,000

(1)	Paid in addition to $53,000 annual retainer for non-employee directors.
(2)	Only paid to non-chairperson committee members

18	The Hain Celestial Group, Inc. 2018 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Payment of Annual Retainer, Lead Independent Director Fee and Committee Chair and Member Fees

The annual retainer and any applicable Lead Independent Director or committee chairperson or member fees for all non-employee directors are paid in quarterly installments on the 1st day of August, November, February and May.

2018 Director Compensation

Name	Fees Earned or Paid in Cash (3)	Stock Awards (2)(4)	Total
Celeste A. Clark	$41,000	$170,000	$211,000
Andrew R. Heyer (1)	$79,250	$170,000	$249,250
R. Dean Hollis	$41,000	$170,000	$211,000
Shervin J. Korangy	$41,000	$170,000	$211,000
Roger Meltzer	$53,000	$170,000	$223,000
Adrianne Shapira	$59,250	$170,000	$229,250
Jack L. Sinclair	$41,000	$170,000	$211,000
Glenn W. Welling	$41,000	$170,000	$211,000
Dawn M. Zier	$44,750	$170,000	$214,750
Lawrence S. Zilavy	$68,000	$170,000	$238,000

(1)	On March 27, 2018, the Board approved additional cash compensation of $25,000 to Mr. Heyer for his service as lead independent director, commencing with the May 2018 compensation payment.
(2)

Represents the grant date fair value of these awards computed in accordance with Accounting Standards Codification (“ASC”) Topic 718. The dollar amount recognized as expense during fiscal year 2018 for financial statement reporting purposes with respect to restricted shares of common stock awarded to the directors during fiscal year 2018 was $171,961. Please see Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 for more information.

(3)

Non-employee directors may elect to receive all or a portion of the annual retainer, Lead Independent Director fee or committee chair or member fees in cash or in restricted common stock. On March 27, 2018, the Board approved non-employee director compensation for the remainder of fiscal year 2018 and a portion of fiscal year 2019. At that time, non-employee directors elected to receive all or a portion of the cash portion of their compensation in shares of restricted common stock, which would vest on a pro-rata basis over the next three years. The following table sets forth the portion of approved fees each director elected to receive in cash and/or restricted common stock:

Name	Cash Paid ($)	Value Paid in Shares of Common Stock ($)	Number of Shares of Restricted Common Stock (#)
Celeste A. Clark	—	$228,000	7,357
Andrew R. Heyer	$45,000	$223,000	7,196
R. Dean Hollis	—	$228,000	7,357
Shervin J. Korangy	—	$228,000	7,357
Roger Meltzer	—	$223,000	7,196
Adrianne Shapira	$58,000	$170,000	5,486
Jack L. Sinclair	—	$228,000	7,357
Glenn W. Welling	—	$228,000	7,357
Dawn M. Zier	$63,000	$170,000	5,486
Lawrence S. Zilavy	$68,000	$170,000	5,486

The Hain Celestial Group, Inc. 2018 Proxy Statement	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

(4)	The following table shows the aggregate number of stock awards outstanding for each director as of June 30, 2018:

Name	Unvested Restricted Common Stock
Celeste A. Clark	7,357
Andrew R. Heyer	16,305
R. Dean Hollis	7,357
Shervin J. Korangy	7,357
Roger Meltzer	14,791
Adrianne Shapira	12,324
Jack L. Sinclair	7,357
Glenn W. Welling	7,357
Dawn M. Zier	5,486
Lawrence S. Zilavy	12,324

Director Stock Ownership Guidelines

The Board strongly believes that the directors should have a meaningful ownership interest in the Company and, to that end, has implemented stock ownership guidelines for our directors. The ownership guidelines require directors to own, at a minimum, the value of five times the annual cash compensation (excluding additional cash compensation to committee chairpersons and members) in shares of Hain Celestial common stock within the later of five years after a director is first elected to the Board or five years after the implementation of the guidelines. All directors are currently in compliance with the guidelines or are expected to meet the stock ownership guidelines within the five-year period.

20	The Hain Celestial Group, Inc. 2018 Proxy Statement

MANAGEMENT

Executive Officers

The following information describes the background and business experience of our executive officers during fiscal year 2018:

Irwin D. Simon, Founder, President, Chief Executive Officer and Chairman of the Board

Age: 60

Irwin D. Simon is the Founder of The Hain Celestial Group, Inc. and has been our President and Chief Executive Officer (“CEO”) and a director since our inception in 1993. Mr. Simon was appointed Chairman of the Board of Directors in April 2000. Previously, Mr. Simon was employed in various marketing capacities at The Häagen-Dazs Company, a frozen dessert company, then a division of Grand Metropolitan, PLC, a portfolio of luxury brands and companies. Mr. Simon currently serves as the presiding director of MDC Partners Inc., a provider of marketing, activation and communications solutions and services, and of Chop’t zCreative Salad Company, a fast-casual dining company. He also serves as the Vice Chairman of the board of directors of Tulane University and on the board of trustees of Poly Prep Country Day School. During the last five years, Mr. Simon also served as a director of Jarden Corporation, a consumer products company, until its merger with Newell Rubbermaid Inc. Mr. Simon also served as an independent non-executive director of Yeo Hiap Seng Limited, a food and beverage company based in Singapore.

James M. Langrock, Executive Vice President and Chief Financial Officer

Age: 53

Mr. Langrock was appointed Executive Vice President and Chief Financial Officer in June 2017. Prior to his appointment, Mr. Langrock served as Senior Vice President, Finance and Treasurer of the Company from November 2015 to June 2017. Prior to that, from 2008 until joining the Company in November 2015, Mr. Langrock served as Executive Vice President and Chief Financial Officer of Monster Worldwide, Inc., a multi-national global online recruiting solutions company, where he oversaw all financial operations of the company, including budgeting, cost savings initiatives, mergers and acquisitions and divestitures. Previously, Mr. Langrock served in senior finance positions at Motorola, Inc., including Chief Financial Officer of Motorola’s Enterprise Mobility Division subsequent to Motorola’s acquisition of Symbol Technologies, Symbol Technologies, where he served as Head of Internal Audit and Chief Accounting Officer, as well as a Senior Manager at Arthur Andersen LLP.

Denise M. Faltischek, Executive Vice President and Chief Strategy Officer, Corporate Secretary

Age: 45

Ms. Faltischek was appointed as our Executive Vice President and Chief Strategy Officer, Corporate Secretary in April 2018. In this role, she collaborates with the President and Chief Executive Officer in developing, implementing, communicating and sustaining corporate strategic initiatives including the Company’s vision, mission, values and purpose as well as overseeing all M&A, divestitures and strategic transactions. In addition, she oversees the quality assurance, regulatory, customer care and sustainability functions. Prior to her appointment, Ms. Faltischek has served in roles of increasing responsibility within the Company as follows: Executive Vice President and General Counsel, Chief Compliance Officer in November 2013; Senior Vice President and General Counsel from October 2010 to November 2013; General Counsel from October 2009 to October 2010; Senior Associate General Counsel from April 2009 until October 2009; and Associate General Counsel from July 2005 until April 2009. In addition, she was appointed as Corporate Secretary in January 2015. Prior to her employment with the Company, she was with the law firm of Ruskin Moscou Faltischek, P.C., where she practiced corporate and securities law.

Kristy Meringolo, Senior Vice President and General Counsel, Chief Compliance Officer (effective April 12, 2018)

Age: 37

Ms. Meringolo was appointed Senior Vice President and General Counsel, Chief Compliance Officer in April 2018. In this role, she oversees all legal affairs of the Company as well as corporate compliance initiatives. Prior to her appointment, Ms. Meringolo served as Senior Vice President, Senior Litigation Counsel and Chief Compliance Officer of the Company from April 2017 to April 2018. Prior to that, from 2011 until joining the Company in April 2017, Ms. Meringolo worked at Avon Products, Inc. in a series of roles of increasing responsibility, with her most recent role as Vice President, Associate General Counsel, Litigation, Marketing and Intellectual Property where she oversaw legal responsibilities for a variety of matters including litigation, government investigations and providing counsel to the Ethics and Compliance team. Previously, Ms. Meringolo was an attorney at the law firm DLA Piper LLP (US), where she practiced litigation law and advised clients on corporate compliance initiatives.

The Hain Celestial Group, Inc. 2018 Proxy Statement	21

MANAGEMENT

Gary W. Tickle, Chief Executive Officer, North America

Age: 53

Mr. Tickle was appointed Chief Executive Officer, Hain Celestial North America in March 2017. Prior to his appointment, Mr. Tickle served as Chief Operating Officer, Hain Celestial United States from September 2016 to March 2017. Prior to joining Hain Celestial in September 2016, Mr. Tickle worked at Nestlé Group for over 25 years in a series of roles of increasing responsibility, with diverse geographic and operational focus. These include his most recent appointment as President and Chief Executive Officer of Nestlé Nutrition North America from 2014 to July 2016 and prior to that, he served as Global Head of the Strategic Business Unit for Infant Nutrition, Regional Business Head for Nutrition in South Asia, CEO of Nestlé New Zealand and held roles as CFO with Nestlé Peters Ice Cream, Manufacturing Financial Controller with Nestle Rowntree Australia and roles in supply chain management. He has worked across multiple categories including coffee, culinary, confectionery, foodservice, ice cream, dairy and infant nutrition.

22	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) explains our overall compensation philosophy and our stockholder engagement initiatives, describes the material components of our executive compensation programs and details the determinations made by the Compensation Committee for the compensation awarded with respect to the Company’s fiscal year ended June 30, 2018 to the following named executive officers (“NEOs”), as applicable:

Executive	Position
Irwin D. Simon	Founder, President, Chief Executive Officer and Chairman of the Board
James M. Langrock	Executive Vice President and Chief Financial Officer
Denise M. Faltischek	Executive Vice President and Chief Strategy Officer, Corporate Secretary
Kristy Meringolo	Senior Vice President and General Counsel, Chief Compliance Officer (as of April 12, 2018)
Gary W. Tickle	Chief Executive Officer, North America

Executive Summary

Our mission and operating strategy require that our compensation philosophy recognizes both near-term financial and operational success as well as decision-making that supports long-term value creating growth. For these reasons, the Company’s executive compensation program has been designed to incentivize both near-term and long-term objectives by providing NEOs with both annual incentive and long-term incentive award opportunities. Demonstrating its thoughtful and complete approach, the Compensation Committee evaluates, on at least an annual basis, the Company’s executive compensation practices to ensure that they are aligned with the Company’s short-term goals and long-term strategic plan, are designed to drive both short-term and long-term growth and profitability, and are in the interests of our stockholders.

The Hain Celestial Group, Inc. 2018 Proxy Statement	23

EXECUTIVE COMPENSATION

Response to Say on Pay Vote

Last year, our stockholders approved our Say on Pay resolution with 70.3% of the votes cast voting in favor, which represented a significant improvement over the 2015 Annual Meeting of Stockholders where only 41% of the votes cast supported our Say on Pay resolution. We believe that the improvement in last year’s Say on Pay resolution resulted from the significant compensation and governance actions the Company took in response to its extensive stockholder outreach campaign after the 2015 Annual Meeting as follows:

WHAT WE HEARD	WHAT WE HAVE DONE IN RESPONSE	INTENDED OUTCOME	WHEN EFFECTIVE

The Company should consider adopting a performance measure that is relative so that stockholders can better evaluate the Company’s performance against its peers.	Adopted Relative TSR as one of the measures for the long-term incentive plan	Provides stockholders with the ability to evaluate the Company’s performance against a predetermined peer group	2016-2018 Long-Term Incentive Plan

The Company should consider increasing the performance period under the long-term incentive plan from two years to three years	Increased the performance period under the long-term incentive plan to three years	Incentivizes long-term thinking and aligns management incentives with stockholders.	2016-2018 Long-Term Incentive Plan

The Company should further align pay and performance	Eliminated the time-based vesting portion of the long-term incentive award (25% of award)	All awards under the long- term incentive plan are 100% performance-based thereby increasing stockholder alignment	2016-2018 Long-Term Incentive Plan

The Company should consider eliminating the use of a CEO Founder Peer Group	Eliminated the CEO Founder peer group. We are now using a single compensation peer group for all executive compensation decisions	Provides for clearer, more objective and more concise information	2016

The Board of Directors should consider appointing a lead independent director	The Board of Directors appointed a lead independent director	The lead independent
director provides objective
leadership to the
independent directors in
the Boardroom, presides
over Board meetings, sets
Board priorities in
conjunction with the
Chairman and advises the
Board on matters where
there may be an actual or
perceived conflict of
		interest	May 2017

24	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

WHAT WE HEARD	WHAT WE HAVE DONE IN RESPONSE	INTENDED OUTCOME	WHEN EFFECTIVE

Proxy access is a right that is important to stockholders	The Board of Directors supported a stockholder proposal for proxy access in the 2015 proxy statement and submitted to stockholders a By-law amendment implementing proxy access, which was approved by stockholders	Provides stockholders meeting certain requirements the right to nominate candidates for election to our Board and have their nominees included in our proxy statement	After our 2017 Annual Meeting

The financial performance measures in the annual incentive plans should be weighted more than the non-financial performance measures	Changed the weighting so that the financial performance measures in the 2018 Annual Incentive Plan were 75% of the target award compared to 50% of the target award in the 2016 Annual Incentive Plan	More objective measure of CEO and NEO performance in the annual incentive plan	Fiscal Year 2018

At the 2017 Annual Meeting of Stockholders, our stockholders voted to continue to have an annual Say on Pay vote. In connection with our ongoing stockholder engagement effort, during fiscal year 2018 we contacted stockholders, who collectively held more than 70% of our issued and outstanding common stock, and offered to discuss and obtain feedback on our compensation programs, corporate governance and any other matters of interest. We ultimately had discussions with stockholders representing approximately 29% of our issued and outstanding common stock. These discussions were held with our Senior Vice President, Corporate Relations, our Senior Vice President, Human Resources, our Executive Vice President and General Counsel and our Associate General Counsel and, in certain instances, by certain members of our Board. This effort supplemented the ongoing communications and meetings that we hold with our investors throughout the fiscal year and focused on executive compensation and corporate governance matters. Our goal was to understand better the concerns of our stockholders with respect to executive compensation, corporate governance and other matters of interest and whether the changes that had been made addressed their concerns. Stockholders were generally pleased with the changes that had been made. The feedback we received was positive reinforcement that stockholders supported the Company’s executive compensation program.

Executive Compensation Practices at a Glance

What We Do ✓		What We Do NOT Do ✗
✓

DO align annual incentive pay and performance by linking 100% of annual incentive compensation to the achievement of a balanced mix of quantitative and qualitative, at-risk performance hurdles tied to Company strategic objectives

		✗	NO guaranteed cash incentives, equity compensation or salary increases for NEOs
✓

DO align long-term incentive pay and performance by linking 100% of long-term compensation to the achievement of quantitative, at-risk performance hurdles tied to the Company’s long-term strategic objectives and relative TSR performance

		✗	NO executive pension or executive retirement plans for any of our NEOs
✓	DO promote executive officer retention by using a three-year vesting period for any time-based restricted stock	✗	NO compensation or incentives that encourage unnecessary or excessive risk taking
✓	DO strive to award incentive compensation to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)	✗	NO tax gross ups for our CEO or any executive officer entering into a change in control agreement since 2009
✓	DO cap payouts for awards under our Annual Incentive Award Plan and LTIP	✗	NO pledging of any of our securities (adopted Anti-Pledging Policy)

The Hain Celestial Group, Inc. 2018 Proxy Statement	25

EXECUTIVE COMPENSATION

What We Do ✓		What We Do NOT Do ✗
✓

DO maintain rigorous stock ownership guidelines (6x base salary for the CEO, 3x base salary for Executive Vice Presidents, 2x base salary for other executive officers and segment leaders, 1x base salary for all other LTIP participants and 5x annual cash compensation (excluding additional cash compensation to committee chairpersons and members) for non-employee directors)

		✗	NO hedging or derivative transactions involving our securities (adopted Anti-Hedging Policy)
✓	DO maintain a clawback policy	✗	NO “single-trigger” change in control agreements entered into with our CEO or any executive officer since 2009
✓	DO conduct annual compensation review and approval of our compensation philosophy and strategy	✗	NO excessive perquisites or other benefits
✓	DO appoint a Compensation Committee comprised solely of independent directors	✗	NO repricing or buyouts of underwater stock options
✓	DO use an independent compensation consultant engaged by our Compensation Committee	✗	NO equity plan evergreen provisions
✓	DO have a majority of executive compensation at risk based on corporate performance

Compensation Philosophy

We believe that the majority of our executive compensation should be dependent on the continued growth and success of our Company so that our NEOs are fully aligned with the long-term interests of our stockholders. Accordingly, a significant portion of executive compensation is designed to be “at risk”, and therefore, except for base salary, a significant portion of our NEOs’ total direct compensation is dependent on achieving quantitative performance goals and provides for a significant portion to be paid in the form of equity compensation that will appreciate in value only to the extent that shares held by our stockholders also increase in value.

The Compensation Committee reviews our compensation design and philosophy on at least an annual basis to ensure that our executive compensation program continues to support the Company’s strategy, objectives and stockholder interests.

Executive Compensation Program Objectives

We provide a competitive total compensation package to our executive management team through a combination of base salary, annual incentives, long-term incentives and other compensation, as well as severance and change in control agreements.

The primary objectives of our executive compensation program are to:

•	Align the interests of our executives with the interests of our stockholders;

•	Prioritize implementation of pay for performance;

•	Promote the creation of long-term stockholder value;

•	Attract, motivate and retain key employees with outstanding talent and ability;

•	Structure executive compensation in a manner that promotes our strategic, financial and operating performance objectives; and

•	Reward performance, with a meaningful portion of compensation tied to the Company’s financial, operational and strategic goals.

Our compensation elements are designed to achieve the objectives set forth above as follows:

•	Base salary and benefits are designed to attract and retain executives by providing regular and continued payments that are appropriate to their position, experience and responsibilities;

•

Annual performance-based awards are designed to focus our executives on pre-set objectives each year that are generally operational and drive specific performance needed to foster short-term and long-term growth and profitability;

26	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

•	Long-term incentives are designed to align our executives’ interests with those of our stockholders and to motivate executives to generate value for our stockholders over the long-term; and

•

Severance and change-in-control arrangements are designed to mitigate the distraction of our key executives when faced with a potential change-in-control or other possible termination situations and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

Discussion of our Fiscal Year 2018 Executive Compensation Program

This section provides a discussion of the Compensation Committee’s decisions regarding the compensation of our NEOs for fiscal year 2018.

Peer Group

Each year, the Compensation Committee evaluates the previously-selected peer group and determines which companies best reflect the Company’s competitors for talent. A key objective of our executive compensation program is to ensure that total direct compensation is competitive with the companies against which we compete for talent. For fiscal year 2018, the Compensation Committee that was in place at the beginning of the fiscal year engaged Aon Hewitt as its independent compensation consultant to assist the Compensation Committee in developing and evaluating the peer group.

In order to examine the competitiveness of our overall compensation program, Aon Hewitt compared the total direct compensation of our NEOs (consisting of base salary, annual incentive compensation and long-term incentive compensation as determined under SEC rules but not including benefits and perquisites) during fiscal year 2017 to the publicly filed data of comparable companies in the consumer packaged goods industry.

The process for choosing the companies used in the compensation analysis provided by Aon Hewitt was based on the following screening criteria as instructed by the Compensation Committee: revenues, market capitalization, strong growth experience, significant international operations, focus on organic, natural and better-for-you food/beverage or consumer/household products, recognized for their industry leadership and brand recognition and viewed as competitors for executive talent. Our peer group for fiscal 2018 was as follows:

• Chipotle Mexican Grill, Inc.	• Nu Skin Enterprises, Inc.

• Coach, Inc.	• Panera Bread Company

• Coty Inc.	• Pinnacle Foods Inc.

• Flowers Foods, Inc.	• Post Holdings, Inc.

• lululemon athletica inc.	• Synder’s-Lance, Inc.

• McCormick & Company, Incorporated	• TreeHouse Foods, Inc.

• Mead Johnson Nutrition Company	• Under Armour, Inc.

• Molson Coors Brewing Company	• United Natural Foods, Inc.

• Monster Beverage Corporation	• The Estee Lauder Companies Inc.

At the end of the first quarter of fiscal year 2018, the Company changed the composition of the Board, resulting in the Compensation Committee being composed of all new Committee members. During the third quarter of fiscal year 2018, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its new independent compensation consultant to assist the Compensation Committee in developing and evaluating a new peer group and assisting the Compensation Committee with their roles and responsibilities. In developing a new peer group, ClearBridge utilized the following screening criteria as instructed by the Compensation Committee: enterprise value, revenue and companies in the food and personal care products industry. Our peer group for fiscal year 2019 is as follows:

• B&G Foods, Inc.	• Lancaster Colony Corporation

• Darling Ingredients, Inc.	• Pinnacle Foods Inc.[1]

• Edgewell Personal Care Company	• Post Holdings, Inc.

• Flowers Foods, Inc.	• Prestige Brands Holdings, Inc.

[1]	On October 26, 2018, Conagra Brands Inc. completed its acquisition of Pinnacle Foods Inc. and, therefore, Pinnacle Foods Inc. shall be removed from the peer group going forward.

The Hain Celestial Group, Inc. 2018 Proxy Statement	27

EXECUTIVE COMPENSATION

• Fresh Del Monte Produce Inc.	• Revlon, Inc.

• Helen of Troy Limited	• SunOpta, Inc.

• J&J Snack Foods Corp.	• TreeHouse Foods, Inc.

• Lamb Weston Holdings, Inc.	• United Natural Foods, Inc.

Below is the enterprise value, revenue, enterprise value to revenue ratio and industry for each of the companies within the peer group as of June 30, 2018 as well as the peer group percentiles. The Company is approximately at the median of the peer group for all measures.

($MM) Company	Enterprise Value (6/30/2018)	Revenue (Last 4Q) (1)	EV/Rev. Ratio	Industry
1 Post Holdings, Inc.	$13,060	$6,076	2.1	Packaged Foods and Meats
2 Lamb Weston Holdings, Inc.	$12,439	$3,424	3.6	Packaged Foods and Meats
3 Pinnacle Foods Inc.	$10,431	$3,154	3.3	Packaged Foods and Meats
4 TreeHouse Foods, Inc.	$5,345	$6,186	0.9	Packaged Foods and Meats
5 Flowers Foods, Inc.	$5,191	$3,940	1.3	Packaged Foods and Meats
6 Darling Ingredients Inc.	$5,005	$3,611	1.4	Agricultural Products
7 Prestige Consumer Healthcare Inc.	$3,997	$1,039	3.8	Pharma (Personal Products)
8 B&G Foods, Inc.	$3,970	$1,714	2.3	Packaged Foods and Meats
9 Edgewell Personal Care Company	$3,907	$2,262	1.7	Personal Products
10 Revlon, Inc.	$3,799	$2,621	1.4	Personal Products
11 Lancaster Colony Corporation	$3,616	$1,223	3.0	Packaged Foods and Meats
12 Fresh Del Monte Produce Inc.	$2,993	$4,285	0.7	Agricultural Products
13 Helen of Troy Limited	$2,862	$1,519	1.9	Household Appliances
14 J&J Snack Foods Corp.	$2,727	$1,154	2.4	Packaged Foods and Meats
15 United Natural Foods, Inc.	$2,613	$9,975	0.3	Food Distributors
16 SunOpta Inc.	$1,266	$1,245	1.0	Packaged Foods and Meats
Peer 75th Percentile	$5,230	$4,026	2.5
Peer 50th Percentile	$3,938	$2,887	1.8
Peer 25th Percentile	$2,960	$1,450	1.2
The Hain Celestial Group, Inc.	$3,862	$2,458	1.6	Packaged Foods and Meats

In addition to the identification of a new peer group, the Compensation Committee in conjunction with their advisor, ClearBridge, has undertaken a further detailed review of the Company’s compensation plan design and other practices in order to identify areas to further enhance the compensation plans so that the Company’s short and long-term compensation plans support the Compensation Committee’s philosophy of pay for performance and full alignment with the creation of value for all stockholders.

Compensation decisions regarding the plans that were established for our executive officers for fiscal year 2018 were made by the former Compensation Committee, with external market data from Aon Hewitt, as well as input from our Chief Executive Officer (except with respect to his own compensation). The Compensation Committee uses compensation data from the peer group as general guidance and as one of many factors that inform its judgment of appropriate compensation parameters for target compensation levels. When using peer group data, the Compensation Committee references the 50th percentile, recognizing that the specific positioning for each NEO is determined on a case-by-case basis considering multiple factors.

Base Salary

The base salaries of our NEOs are reviewed on an annual basis by our Compensation Committee and our Chief Executive Officer (other than with respect to his own salary which is reviewed and determined by our Compensation Committee). This review is supplemented by market data, as well as assessments of the performance of our executive officers by our Compensation Committee. We pay base salaries to our NEOs to compensate them for their day-to-day services. The salaries typically are used to recognize the experience, skills, knowledge, past performance and responsibilities of each NEO.

28	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

For fiscal year 2018, the Compensation Committee approved the following salaries for the NEOs:

Name	Fiscal Year 2018 Salary
Irwin D. Simon	$1,981,200
James M. Langrock	$550,000
Denise M. Faltischek	$624,000
Kristy Meringolo (1)	$385,000
Gary W. Tickle	$600,000

(1)

Kristy Meringolo was appointed Senior Vice President and General Counsel, Chief Compliance Officer on April 12, 2018. Her base salary was increased from $325,000 to $385,000 in connection with her appointment.

Annual Incentive Plan

A key executive compensation objective is to have a majority of each NEO’s compensation be tied to the Company’s operational and financial performance. To this end, the annual incentive plan, which is fully at-risk, is based on performance against pre-set key financial and individual objectives designed to drive the specific performance needed to foster both short-term and long-term growth and profitability.

At the beginning of fiscal year 2018, the Board of Directors approved the Company’s fiscal year 2018 operating plan, which included performance objectives that were used to design each NEO’s annual incentive plan for fiscal year 2018. The Compensation Committee, in an effort to continue to motivate the Chief Executive Officer and the other NEOs to further grow and develop our business, set rigorous performance targets for fiscal year 2018 that it considered aggressive and attainable only with focused effort and strong execution by our NEOs. In addition to financial targets, the Compensation Committee also set individual performance targets. For fiscal year 2018, the Compensation Committee assigned a 75% weighting for financial targets and a 25% weighting for individual performance targets for each NEO. These weightings represented the Compensation Committee’s general view of the relative importance of the performance targets with respect to each NEO at the time the performance targets were adopted.

The financial performance targets were designed to drive significant increases in net sales growth and profitability, which the Compensation Committee believed would increase stockholder value consistent with our overall long-term plan. The adjusted net sales measure was designed to reflect our objectives of growing top-line revenue by introducing new products and expanding distribution in new and existing channels and geographies. The adjusted earnings per share measure was designed to serve as an indicator of the Company’s profitability. To ensure that we efficiently develop and expand our markets, the adjusted EBITDA measure was intended to motivate Messrs. Simon and Langrock and Ms. Faltischek to manage our costs and take into account the appropriate level of expenses expected with our growth. The Compensation Committee considered the financial objectives to be significantly rigorous given that the target level of performance required the Company to achieve 5.5% net sales growth, 43% adjusted earnings per share growth and 35% adjusted EBITDA growth when compared to the previous year.

Fiscal Year 2018 Annual Incentive Award Determinations

For fiscal year 2018, each of the NEOs, other than Ms. Meringolo, had the opportunity to earn the following annual incentive awards as a percentage of base salary for threshold, target and maximum performance:

Name	Annual Incentive Threshold Award (% of Base Salary)	Annual Incentive Target Award (% of Base Salary)	Annual Incentive Maximum Award (% of Base Salary)
Irwin D. Simon	50%	100%	400%
James M. Langrock	50%	100%	100%
Denise M. Faltischek	50%	100%	100%
Gary W. Tickle	50%	100%	100%

Annual incentive awards are interpolated for performance between the threshold award and the maximum award. Ms. Meringolo was not a participant in the 2018 Annual Incentive Plan as she was not appointed Senior Vice President and General Counsel, Chief Compliance Officer until April 12, 2018.

The Hain Celestial Group, Inc. 2018 Proxy Statement	29

EXECUTIVE COMPENSATION

162(m) Funding

For fiscal year 2018, the Compensation Committee established the performance goal of adjusted EBITDA1 of $288 million, which must be met for a NEO’s Annual Incentive Plan to be funded under Section 162(m) of the Code. As our fiscal year 2018 adjusted EBITDA of $271 million did not exceed the established goal, no awards were funded under the plan.

Compensation Committee Determination

The following are the financial measures that the Compensation Committee previously adopted for Messrs. Simon and Langrock and Ms. Faltischek in connection with the 2018 Annual Incentive Plan (the financial measures for Mr. Tickle appear below):

Financial Measure[2]	50% of Target Award	Target	Maximum Target Award
Adjusted Net Sales (FY2018 vs. FY2017)	4%	5.5%	6%
Adjusted Earnings Per Share (FY2018 vs. FY2017)	34%	43%	48%
Adjusted EBITDA (FY2018 vs. FY2017)	27%	34%	36%

Given his role as CEO-North America, the financial measures for Mr. Tickle relating to adjusted net sales and adjusted EBITDA are with respect to the Company’s U.S operating segment. In addition, Mr. Tickle had the same adjusted earnings per share financial measure as the other NEOs. For Mr. Tickle, the following are the financial measures that the Compensation Committee previously adopted for him in connection with the 2018 Annual Incentive Plan:

Financial Measure[3]	50% of Target Award	Target	Maximum Target Award
Adjusted U.S. Net Sales (FY2018 vs. FY2017)	5%	6.7%	7%
Adjusted Earnings Per Share (FY2018 vs. FY2017)	34%	43%	48%
Adjusted U.S. EBITDA (FY2018 vs. FY2017)	19%	21%	22%

In addition to the above-referenced financial measures, the Compensation Committee adopted separate individual performance targets for each NEO. The individual performance targets are designed to incentivize performance against the Company’s longer term strategic initiatives and to provide recognition for significant contributions made to the overall performance of the Company.

In connection with the 2018 Annual Incentive Plan, the Compensation Committee determined that the adjusted EBITDA goal required to be met for 162(m) funding was not achieved. As a result, for purposes of compliance with the Section 162(m) funding requirement, the Compensation Committee determined that no awards would be paid in connection with the 2018 Annual Incentive Plan. Accordingly, the Compensation Committee did not make a final determination regarding the achievement of the pre-determined performance measures set forth above.

The following table shows the target awards and the awards as determined by the Compensation Committee and the percentage of the target payment represented by the award for each participating NEO:

Name	Target Award	Annual Incentive Award	Award as a Percentage of Target
Irwin D. Simon	$1,981,200	$0	0%
James M. Langrock	$550,000	$0	0%
Denise M. Faltischek	$624,000	$0	0%
Gary W. Tickle	$600,000	$0	0%

[1]

Under the terms of the plan adopted by the Compensation Committee, adjusted EBITDA excludes the impact of non-cash compensation, currency fluctuations, impairment of long-lived assets, costs incurred in mergers and acquisitions, restructuring and integration charges, gains and losses from disposals of businesses and other non-cash and non-recurring items which may have been incurred during the fiscal year.

[2]	The “adjusted” financial measures referred to in this “Financial Measures” section are not defined under GAAP and are not deemed alternatives to measure performance under GAAP.
[3]	The “adjusted” financial measures referred to in this “Financial Measures” section are not defined under GAAP and are not deemed alternatives to measure performance under GAAP.

30	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

Long-Term Incentive Program

We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our long-term strategic plan and further align such employees with our stockholders since the value of equity awards will increase or decrease with the changes in the value of our common stock. Grants are generally made under a performance-based long-term incentive program (the “LTI Program”). In fiscal year 2018, the LTI Program consisted of two performance-based long-term incentive plans (the “2016-2018 LTIP” and the “2017-2019 LTIP”).

In response to our stockholder outreach efforts, the Company redesigned its LTI Program (commencing with the 2016-2018 LTIP) to provide performance-based awards only, which may be earned over a longer three-year performance period. In addition, the Compensation Committee adopted relative Total Shareholder Return (“TSR”) and net sales as the performance measures for determining individual payouts. The relative TSR measure was adopted based upon the feedback we had received from stockholders and enables our stockholders to assess stockholder returns relative to our peers. The net sales measure was designed to reflect our long-term strategic plan of continually growing top-line net sales year over year. Given the importance our stockholders place on net sales growth, the Compensation Committee retained it as a performance measure. In addition, the Compensation Committee assigned a 50% weighting for the relative TSR measure and a 50% weighting for the net sales measure given that they did not view one measure to be more significant than the other. Participants in the LTI Program include our executive officers, including the NEOs, and certain other key employees.

2016-2018 LTIP

162(m) Funding Target

For the three-year performance period of July 1, 2015 through June 30, 2018, the Compensation Committee established the performance goal of achieving an average adjusted operating income4 of $355 million for such period, which must be met for a NEO’s Long-Term Incentive Plan to be funded under Section 162(m) of the Code. As our three-year average adjusted operating income of $254 million did not exceed the established goal, no awards were funded under the plan.

Award Levels, Performance Measures and Targets

For the 2016-2018 LTIP, each NEO, other than Ms. Meringolo, had a threshold, target and maximum as a percentage of base salary as follows:

Name	2016 Base Salary	LTIP Threshold Award (% of Base Salary)	LTIP Target Award (% of Base Salary)	LTIP Maximum Award (% of Base Salary)
Irwin D. Simon	$1,905,000	350%	700%	1050%
James M. Langrock	$450,000	25%	50%	75%
Denise M. Faltischek	$600,000	150%	300%	450%
Gary W. Tickle	$425,000	50%	100%	150%

Ms. Meringolo was not eligible to participant in the 2016-2018 LTIP given her employment with the Company did not commence until April 2017.

Compensation Committee Determination

For the 2016-2018 LTIP, the Compensation Committee had previously adopted the performance measures of relative TSR and net sales. For the net sales performance measure, target performance was determined to be the average net sales over the three-year performance period, starting with the middle of the range of net sales guidance for fiscal year 2016 and increasing net sales by 4% growth for fiscal year 2017 and 4% for fiscal year 2018.

In connection with the relative TSR performance measure, the NEOs each received a grant of performance-based restricted stock units in connection with the 50% of his or her award tied to relative TSR. Each performance-based restricted stock unit represented a right to receive one share of common stock of the Company on the settlement date of the award provided that the

[4]

Under the terms of the plan adopted by the Compensation Committee, operating income is adjusted for the impact of non-cash compensation, currency fluctuations, impairment of long-lived assets, restructuring, integration and acquisition charges and other non-recurring items which may have been incurred during the performance period.

The Hain Celestial Group, Inc. 2018 Proxy Statement	31

EXECUTIVE COMPENSATION

Company had achieved the requisite performance. The performance is based upon the Company’s relative TSR in terms of percentile ranking as compared to the S&P Food & Beverage Select Industry peer group over the performance period beginning on July 1, 2015 and ending on June 30, 2018 in accordance with the schedule below:

Relative Total Shareholder Return Ranking over Performance Period	Award % Level
0-24th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile or Higher	150%

In connection with the 2016-2018 LTIP, the Compensation Committee determined that the adjusted operating income goal required to be met for 162(m) funding was not achieved. As a result, for purposes of compliance with the Section 162(m) funding requirement, the Compensation Committee determined that no awards would be paid or vested pursuant to the 2016-2018 LTIP, and all performance stock unit awards previously granted in connection with relative TSR were forfeited. Accordingly, the Compensation Committee did not make a final determination regarding the achievement of the pre-determined performance measures of relative TSR and net sales.

The following table shows the target awards and the awards as determined by the Compensation Committee and the percentage of the target payment represented by the award for each participating NEO:

Name	2016-2018 LTIP Award	Award as a Percentage of Target
Irwin D. Simon	$0	0%
James M. Langrock	$0	0%
Denise M. Faltischek	$0	0%
Gary W. Tickle	$0	0%

2017-2019 LTIP

162(m) Funding Target

For the 2017-2019 LTIP, the Compensation Committee established an overall performance goal of attaining a three-year average operating income5 of $302.4 million over the performance period of July 1, 2016 through June 30, 2019, which must be met for a NEO’s 2017-2019 LTIP to be funded under Section 162(m) of the Code.

Award Levels, Performance Measures and Targets

For the 2017-2019 LTIP, each NEO had a threshold, target and maximum as a percentage of base salary as follows:

Name	2017 Base Salary		LTIP Threshold Award (% of Base Salary)	LTIP Target Award (% of Base Salary)	LTIP Maximum Award (% of Base Salary)
Irwin D. Simon	$1,905,000		350%	700%	1050%
James M. Langrock	$461,984	(1)	150%	300%	450%
Denise M. Faltischek	$600,000		150%	300%	450%
Kristy Meringolo	$325,000	(2)	20%	40%	60%
Gary W. Tickle	$496,795	(1)	50%	100%	150%

(1)	Represents a blended base salary attributable to Messrs. Langrock and Tickle being promoted during fiscal year 2017.
(2)	Represents Ms. Meringolo’s base salary and threshold, target and maximum as a percentage of base salary prior to her being promoted in fiscal year 2018.

[5]

Under the terms of the plan adopted by the Compensation Committee, operating income is adjusted for the impact of non-cash compensation, currency fluctuations, impairment of long-lived assets, restructuring, integration and acquisition charges and other non-recurring items which may have been incurred during the performance period.

32	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

The Compensation Committee makes its determination for each individual NEO award based on the achievement of the pre-determined performance measures of relative TSR and net sales. The relative TSR performance measure is discussed in more detail below. For the net sales performance measure, target performance was determined to be the average net sales over the three-year performance period, starting with the middle of the range of net sales for fiscal year 2017 and increasing net sales by 3% growth for fiscal year 2018 and 4% for fiscal year 2019. The threshold, target and maximum awards were set by the Compensation Committee working in consultation with the Compensation Committee’s former consultant, Aon Hewitt. Such awards shall be paid in full value shares. As we have not completed the performance period, therefore, individual awards have not yet been determined under this plan.

Equity Awards

In connection with the relative TSR portion of the 2017-2019 LTIP, the NEOs each received a grant of performance-based restricted stock units in connection with the 50% of his or her award tied to relative TSR. Each performance-based restricted stock unit represents a right to receive one share of common stock of the Company on the settlement date of the award provided that the Company has achieved the requisite performance. The performance is based upon the Company’s relative TSR in terms of percentile ranking as compared to the S&P Food & Beverage Select Industry peer group over the performance period beginning on July 1, 2016 and ending on June 30, 2019 in accordance with the schedule below:

Relative Total Shareholder Return Ranking over Performance Period	Award % Level
0-24th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile or Higher	150%

The actual award percentage level shall be interpolated for performance above 25th Percentile, and increased by two (2) percentage points for every one (1) percentile point of improvement in relative TSR. The maximum award percentage level that may be achieved shall not exceed 150% for a relative TSR of 75th percentile and above. There shall be no awards for Relative TSR at 24% or below. If the Company’s absolute TSR over the performance period is negative, the awards shall be capped at target regardless of whether the Company percentile rank is greater.

The grant date fair value of the performance-based restricted stock units issued was estimated based on a Monte Carlo simulation that calculates the likelihood of goal attainment. A Monte-Carlo simulation is a generally accepted statistical technique used to simulate a range of possible future unit prices for the Company and each member of the S&P Food & Beverage Select Industry peer group over the performance period.

Name	2017 Annual Base Salary	LTIP Target Percentage	LTIP Target Dollars		50% of LTIP Target Dollars	Number of Units	Grant Date Fair Value
Irwin D. Simon	$1,905,000	700%	$13,335,000		$6,667,500	164,265	$5,190,774
James M. Langrock	$461,984	300%	$1,385,952		$692,976	17,073	$539,507
Denise M. Faltischek	$600,000	300%	$1,800,000		$900,000	22,173	$700,667
Kristy Meringolo	$325,000	40%	$96,200	(1)	$48,100	1,185	$37,446
Gary W. Tickle	$496,795	100%	$457,051	(1)	$228,526	5,630	$177,908

(1)	Ms. Meringolo and Mr. Tickle’s LTIP Target Dollar amounts are pro-rated to account for their employment with the Company commencing after the beginning of the performance period.

The Company has historically granted the up-front equity in connection with each new LTIP during the first fiscal year of the performance period. Due to the Company’s internal accounting review and the delay in the filing of our annual and quarterly reports with the SEC, the Company was not able to grant equity in fiscal 2017 to its employees due to not having an effective Registration Statement on Form S-8 on file with the SEC. For these reasons, the up-front equity awards in connection with the 2017-2019 LTIP were granted in fiscal year 2018. Therefore, the value of the performance-based restricted stock units granted in connection with the adoption of the 2017-2019 LTIP did not appear in the Summary Compensation Table as fiscal year 2017 compensation. Such values are recorded as fiscal year 2018 compensation in the Summary Compensation Table on page 37.

The Hain Celestial Group, Inc. 2018 Proxy Statement	33

EXECUTIVE COMPENSATION

Other Compensation and Perquisites

Our NEOs are eligible for the same level and offering of benefits that we make available to other employees, including our 401(k) plan, health care, dental and vision plans, life insurance plans and other employee benefit programs. In addition to the standard benefits offered to other employees, we reimburse Mr. Simon for expenses for health, prescription, dental and vision not covered by our insurance plan that are incurred by him and his dependents. In addition, in accordance with his employment agreement, we reimburse Mr. Simon for a portion of the premium associated with his life insurance policy and provide long-term disability coverage for the benefit of Mr. Simon and long-term care coverage for the benefit of Mr. Simon and his spouse. We do not have any defined benefit pension plans or executive supplemental retirement programs.

In fiscal year 2018, we continued to provide either an automobile perquisite or a car allowance for each of the NEOs. We believe the costs of these benefits constitute only a small portion of each NEO’s total compensation and are consistent with benefits offered by companies with whom we compete for talent for purposes of recruitment and retention. For additional information regarding other compensation and perquisites, see “Executive Compensation Tables-Summary Compensation Table.”

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to each of our most highly paid executive officers (other than the chief financial officer). Although the Compensation Committee considers whether or not a compensation program would be subject to the Section 162(m) limit, in order to maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Committee has not adopted a policy that all compensation must be tax deductible.

Section 162(m) of the Internal Revenue Code was amended by the 2017 Tax Reform Law, which was enacted on December 22, 2017. Effective for taxable years beginning after December 31, 2017, the 2017 Tax Reform Law eliminates the 162(m) exception for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and expands the definition of “covered employee” to include a company’s chief financial officer and certain individuals who were covered employees in years other than the then-current taxable year. In light of the changes to Section 162(m), the Committee anticipates that a larger portion of future compensation paid to our named executive officers will be subject to a tax deduction disallowance under Section 162(m).

Succession Agreement

On June 24, 2018, the Company and Irwin D. Simon entered into a Succession Agreement (the “Succession Agreement”), pursuant to which the parties agreed that, on the date immediately prior to the first date of employment of a new Chief Executive Officer of the Company (the “Succession Date”), Mr. Simon will resign from his position as President and Chief Executive Officer of the Company, and from all other offices with the Company and its affiliates.

Prior to the Succession Date, Mr. Simon’s employment with the Company will continue to be subject to the terms and conditions set forth in Mr. Simon’s employment agreement dated as of July 1, 2003, as amended through September 23, 2014, by any among Mr. Simon and the Company (as amended, the “Employment Agreement”). During such period, Mr. Simon will be entitled to receive his base salary but will not be eligible to receive an annual bonus in respect of the Company’s fiscal year ended June 30, 2019 or be granted any additional long-term incentive awards.

On the Succession Date, Mr. Simon will be entitled to the following payments and benefits: (A) a cash separation payment equal to $34,294,688.00, payable in a single lump sum, (B) continuation of the certain life insurance and disability insurance related benefits provided under the Employment Agreement until the third anniversary of the Succession Date, and (C) continuation of certain health benefits provided in the Employment Agreement.

Upon the Succession Date, the long-term incentive awards set forth in Exhibit B of the Succession Agreement (the “LTI Awards”) shall be treated as follows: (i) all LTI Awards shall be deemed vested with respect to any service-based requirements to which such awards are then subject, and (ii) with respect to all LTI Awards that are subject to performance-based vesting requirements, such awards shall remain subject to the applicable performance-based vesting requirements under the respective award agreements.

Upon the Succession Date, Mr. Simon will be entitled to (A) the earned but unpaid base salary and accrued but unused vacation days, payable in a single lump sum following the Succession Date, in accordance with the Employment Agreement, (B) any amounts which are vested or which Mr. Simon is otherwise entitled to receive at or subsequent to the Succession Date without regard to the performance by Mr. Simon of further services, and (C) settlement of any unreimbursed business expenses

34	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

In connection with resigning from his position as President, Chief Executive Officer and Non-Executive Chairman as of the Succession Date, Mr. Simon has decided not to stand for re-election to the Board of Directors. Accordingly, following the Annual Meeting, Mr. Simon will no longer serve on the Board of Directors.

On October 26, 2018, the Company entered into a consulting agreement with Mr. Simon in order to, among other things, assist Mr. Schiller with a smooth transition into his role as the Company’s new Chief Executive Officer, and to assist with the previously announced disposition of the Hain Pure Protein Corporation, including each of the Empire Kosher, Plainville Farms, and FreeBird businesses. The term of the Consulting Agreement will commence on November 5, 2018 and will continue until the earliest of (i) three months from the commencement date, (ii) Mr. Simon’s voluntary termination of the Consulting Agreement and (iii) the termination of the Consulting Agreement for Cause (as defined in the Consulting Agreement) (the “Consulting Term”). Mr. Simon will receive aggregate consulting fees of $975,000 as compensation for his services during the Consulting Term (the “Consulting Fee”). In the event of Mr. Simon’s voluntary termination of the Consulting Agreement or the termination of the Consulting Agreement for Cause, (each, a “Forfeiture Event”), Mr. Simon will not be entitled to any portion of the consulting fees for any period following the Forfeiture Event.

In addition to the Consulting Fee, the Company has agreed to reimburse Mr. Simon for (i) all documented and reasonable out-of-pocket expenses that he incurs at the request of the Company in connection with providing the services under the Consulting Agreement, and (ii) Mr. Simon’s reasonable legal fees incurred in connection with the negotiation of the Consulting Agreement, not to exceed $50,000. The Company has also agreed to provide Mr. Simon with an administrative assistant through the first anniversary of the expiration of the Consulting Term. Except as described above, no further payments will be made to Mr. Simon under the consulting agreement and Mr. Simon has agreed to waive, forfeit and release any and all rights to or interest in certain long-term incentive awards set forth in the Succession Agreement. Pursuant to the terms of the Consulting Agreement, Mr. Simon and the Company agreed to execute a mutual general release of claims.

Severance and Change-in-Control Agreements

The Compensation Committee believes that severance and change-in-control benefits are important for attracting and retaining executive talent and help to ensure that NEOs can remain focused during periods of uncertainty and neutralize the potential conflict of our key executives when faced with a potential change-in-control.

We have entered into change of control agreements with each of the NEOs which provide for severance in the event of a change of control as defined in their respective change of control agreement or employment agreement. In addition, certain of the NEOs will receive severance in the event his or her employment is terminated without cause. The restricted stock agreements entered into with our NEOs provide for the immediate vesting of such stock grants upon a change in control. For a complete description of these severance and change in control agreements, see “Potential Payments Upon Termination or Change-in-Control” below.

Executive Stock Ownership Guidelines

The Compensation Committee believes that requiring NEOs and other key employees to hold significant amounts of our common stock strengthens their alignment with the interests of our stockholders and promotes achievement of long-term business objectives. To this end, the Compensation Committee has adopted stock ownership guidelines that require key members of the Company’s management team to own minimum amounts of the Company’s common stock. The guidelines for senior management are set forth below:

Officer Level	Ownership Target
Chief Executive Officer	6 times annual base salary
Executive Vice Presidents	3 times annual base salary
Other Executive Officers and Segment Leaders	2 times annual base salary
All other LTIP participants	1 times annual base salary

Members of management subject to the guidelines have until five years after appointment to achieve the ownership target. The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. Stockholding requirements are updated whenever a change in base salary occurs. Shares purchased on the open market, shares acquired and held upon stock option exercise, unvested time-based restricted shares and unvested time-based restricted share units all count toward the ownership target. Failure by an employee subject to these guidelines to meet or to show sustained progress toward meeting the Ownership Target may result in a payout of annual cash incentive awards or long-term incentive awards (in the case of employees) in stock.

The Hain Celestial Group, Inc. 2018 Proxy Statement	35

EXECUTIVE COMPENSATION

Compensation Recoupment Policy

We have adopted a clawback provision in connection with equity awards. The clawback provision provides that, if the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of an employee, the employee shall return to the Company, or forfeit if not paid, any award arising out of the misconduct for or during such restated period.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the materials under the caption “Compensation Discussion and Analysis” included in the Company’s proxy statement with the management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2018.

The Compensation Committee

Lawrence S. Zilavy, Chairperson

Jack L. Sinclair

Glenn W. Welling

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

36	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Tables

The following table sets forth the compensation paid by us for services rendered during the fiscal years ended June 30, 2018, June 30, 2017, and June 30, 2016 to or for the accounts of our NEOs:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards (6)		Non-Equity Incentive Plan Compensation		All Other Compensation (11)	Total
Irwin D. Simon Founder, President, CEO and Chairman of the Board	2018	$1,981,200	$—		$5,190,774	(7)	$—		$291,196	$7,463,170
	2017	$1,905,000	$2,900,000	(3)	$—		$—		$222,248	$5,027,248
	2016	$1,905,000	$—		$2,378,354	(8)	$—	(10)	$271,944	$4,555,298
James M. Langrock	2018	$550,000	$—		$539,507	(7)	$—		$14,096	$1,103,603
Executive Vice President and Chief Financial Officer	2017	$461,524	$695,000	(4)	$1,681,500		$—		$14,231	$2,852,255
Denise M. Faltischek (1) Executive Vice President and Chief Strategy Officer, Corporate Secretary	2018	$624,000	$—		$700,667	(7)	$—		$12,896	$1,337,563
	2017	$600,000	$300,000		$—		$—		$12,332	$912,332
	2016	$600,000	$—		$321,040	(8)	$—	(10)	$13,003	$934,043
Kristy Meringolo (2) Senior Vice President, General Counsel and Chief Compliance Officer	2018	$337,000	$—		$269,871	(9)	$—		$11,320	$618,191
Gary W. Tickle CEO—Hain Celestial North America	2018	$600,000	$—		$177,908	(7)	$—		$14,096	$792,004
	2017	$372,596	$265,000	(5)	$1,681,500		$—		$31,927	$2,351,023

(1)

Ms. Faltischek was appointed Executive Vice President and Chief Strategy Officer, Corporate Secretary on April 12, 2018. Previously she served as Executive Vice President and General Counsel, Corporate Secretary.

(2)

Ms. Meringolo was appointed Senior Vice President and General Counsel, Chief Compliance Officer on April 12, 2018. Previously she served as Senior Vice President, Senior Litigation Counsel and Chief Compliance Officer.

(3)	Represents special incentive cash bonus of $2,400,000 and $500,000 paid in stock granted on September 26, 2017 vesting pro-rata over three years.
(4)

Represents (a) special incentive cash bonus of $400,000 and $65,000 paid in stock granted on September 26, 2017 vesting pro-rata over three years and (b) a $230,000 discretionary bonus paid to Mr. Langrock prior to his appointment as CFO.

(5)	Represents special incentive cash bonus of $200,000 and $65,000 paid in stock granted on September 26, 2017 vesting pro-rata over three years.
(6)

With respect to the grants made in fiscal year 2018, the amounts reported represent the aggregate grant date fair value of the stock awards granted with respect to the fiscal year and calculated in accordance with ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

(7)	Represents the up-front equity grant in connection with the 2017-2019 LTIP.
(8)	Represents the up-front equity grant in connection with the 2016-2018 LTIP. These awards did not vest and were forfeited.
(9)

Represents (a) the up-front equity grant in connection with the 2017-2019 LTIP with a grant date fair value of $37,446 and (b) an equity grant in connection with Ms. Meringolo’s promotion with a grant date fair value of $232,425.

(10)

The Compensation Committee determined that no awards would be paid to our NEOs under the 2016 Annual Incentive Plan even though the NEOs had achieved the requisite performance to merit the following awards: $3,777,615 for Mr. Simon and $544,800 for Ms. Faltischek.

The Hain Celestial Group, Inc. 2018 Proxy Statement	37

EXECUTIVE COMPENSATION

(11)	The table below details the components of this column for fiscal year 2018:

Name	401(k) Plan Match (a)	Unused Vacation (b)	Life and Other Insurance Premiums (c)	Car Allowance (d)	Supplemental Medical Benefit Premiums (e)	Other Perquisites (f)	Total
Irwin D. Simon	$4,800	$114,300	$16,107	$103,232	$43,157	$9,600	$291,106
James M. Langrock	$4,800	$—	$896	$8,400	$—	$—	$14,096
Denise M. Faltischek	$3,600	$—	$896	$8,400	$—	$—	$12,896
Kristy Meringolo	$2,100	$—	$820	$8,400	$—	$—	$11,320
Gary W. Tickle	$4,800	$—	$896	$8,400	$—	$—	$14,096

(a)

The Company’s 401(k) match is calculated based upon the plan year, which is a calendar year. The amounts provided for each of the NEOs in fiscal year 2018 represent a matching contribution by the Company on behalf of such officer under the Company’s 401(k) Plan for the 2017 plan year (January 1 through December 31, 2017).

(b)	Represents an amount paid by the Company to Mr. Simon for his unused vacation days during the 2017 calendar year pursuant to the terms of his employment agreement.
(c)

Represents amounts paid by the Company on behalf of the NEOs for life, accidental death and dismemberment and long-term disability insurance. Pursuant to the terms of his employment agreement, Mr. Simon also received an amount equal to $3,394 as reimbursement for a portion of the total premium for his life insurance policy and long term care coverage for his spouse and him.

(d)

Represents the aggregate incremental cost to the Company of providing Mr. Simon with the use of a Company-owned vehicle. The calculation includes the book value of the vehicle and the insurance, gas, tolls, parking, maintenance, registration and inspection fees and costs paid by the Company. With respect to Messrs. Langrock and Tickle and Mses. Faltischek and Meringolo, the amount represents a car allowance.

(e)	Represents the reimbursement of medical expenses for Mr. Simon and his dependents for any out-of-pocket medical expenses.
(f)	Represents organization dues for Mr. Simon.

Fiscal Year 2018 Grants of Plan-Based Awards

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: number of shares of stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	or units (3)	Awards
Irwin D. Simon	n/a		$990,600	$1,981,200	$7,924,800	$—	$—		—	$—
	9/26/2017		$—	$—	$—	$6,667,500	$13,335,000	$20,002,500	—	$—
James M. Langrock	n/a		$275,000	$550,000	$550,000	$—	$—	$—	—	$—
	9/26/2017		$—	$—	$—	$692,976	$1,385,952	$2,078,928	—	$—
Denise M. Faltischek	n/a		$312,000	$624,000	$624,000	$—	$—	$—	—	$—
	9/26/2017		$—	$—	$—	$900,000	$1,800,000	$2,700,000	—	$—
Kristy Meringolo	4/2/2018	3/28/2018	$—	$—	$—	$—	$—	$—	7,500	$232,425
	9/26/2017					$48,100	$96,200	$144,300
Gary W. Tickle	n/a		$300,000	$600,000	$600,000	$—	$—	$—	—	$—
	9/26/2017		$—	$—	$—	$248,398	$496,795	$745,193	—	$—

(1)

The amounts shown as Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the threshold, target and maximum amounts that may be earned by each individual during fiscal year 2018 under the Annual Incentive Plan. For more information, see “Compensation Discussion and Analysis-Annual Incentive Plan,” beginning on page 23.

(2)

The amounts reflected in Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the threshold, target and maximum amounts that could be paid to each NEO under the 2017-2019 LTIP. The Compensation Committee has

38	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

the discretion to adjust these amounts based upon its determination at the end of the 2017-2019 LTIP performance period. As described in the “Long-Term Incentive Program” section above, on September 26, 2017 the NEOs received equity grants (the “LTIP Awards”), the value of which was 50% of each NEO’s target under the 2017-2019 LTIP. Accordingly, at the end of the three-year performance period, if the Compensation Committee determines that the amounts reflected in the Estimated Future Payouts Under Equity Incentive Plan Awards columns should be awarded, any such awards will be paid net of the “50% of LTIP Target Dollars” as shown in the table on page 33.

(3)

The amounts granted were determined in accordance with ASC Topic 718 and reflect the grant date fair value of the shares of restricted stock issued on April 2, 2018. The shares granted to Ms. Meringolo vest in three equal installments on April 2, 2019, 2020 and 2021.

Outstanding Equity Awards at Fiscal Year 2018 Year End

Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Irwin D. Simon	160,000	(2)	$4,768,000	—		$—
	12,319	(3)	$367,106	—		$—
	—		$—	162,345	(7)	$4,837,881
	—		$—	164,265	(8)	$4,895,097
James M. Langrock	1,602	(3)	$47,740	—		$—
	34,334	(4)	$1,023,153	—		$—
	—		$—	2,739	(7)	$81,622
	—		$—	17,073	(8)	$508,775
Denise M. Faltischek	—		$—	21,914	(7)	$653,037
	—		$—	22,173	(8)	$660,755
Kristy Meringolo	7,500	(5)	$223,500	—		$—
				1,185	(8)	$35,313
Gary Tickle	1,602	(3)	$47,740	—		$—
	33,334	(6)	$993,353	—		$—
				5,630	(8)	$167,774

(1)	The market value is based on the closing market price of the Company’s common stock on June 29, 2018 or $29.80 per share.
(2)	Shares relate to a special grant of restricted stock to Mr. Simon that are scheduled to vest in equal increments each year through October 22, 2019.
(3)	Shares relate to Fiscal Year 2017 Special Incentive Bonus and will vest in three (3) equal installments on September 26, 2018, 2019 and 2020.
(4)	Shares relate to grants of restricted stock to Mr. Langrock. 1,000 shares will vest on March 31, 2019 and 16,667 will vest on each of June 26, 2019 and June 26, 2020.
(5)	Shares relate to grant of restricted stock to Ms. Meringolo which will vest in three (3) equal installments on April 2, 2019, 2020 and 2021.
(6)	Shares relate to grant of restricted stock to Mr. Tickle. 16,667 shares will vest on each of September 30, 2018 and September 30, 2019.
(7)	Reflects units from 2016-2018 LTIP with a vesting date of June 30, 2018 that did not vest and were forfeited.
(8)	Reflects units from 2017-2019 LTIP that will vest on June 30, 2019 provided the Company achieves certain performance measures which were approved by the Compensation Committee

The Hain Celestial Group, Inc. 2018 Proxy Statement	39

EXECUTIVE COMPENSATION

Fiscal Year 2018 Option Exercises and Stock Vested

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Irwin D. Simon	—	—	262,207	(2)	$10,571,313
James Langrock	—	—	17,666	(3)	$513,637
Denise M. Faltischek	—	—	12,426	(4)	$511,110
Kristy Meringolo	—	—	—		$—
Gary W. Tickle	—	—	16,666	(5)	$696,639

(1)

Represents the aggregate value realized with respect to all shares of common stock that vested during the fiscal year ended June 30, 2018. The value realized in connection with each share on vesting was calculated by multiplying the number of shares of common stock that vested by the closing price of the Company’s common stock on the vesting date.

(2)

For Mr. Simon, the shares he acquired vested as follows: (i) on August 27, 2017, 40,000 shares vested and the closing price of the Company’s common stock on such date was $40.61; (ii) on September 28, 2017, 40,000 shares vested and the closing price of the Company’s common stock on such date was $40.71; (iii) on October 5, 2017, 20,869 shares vested and the closing price of the Company’s common stock on such date was $42.35; (iii) on October 22, 2017, 40,000 shares vested and the closing price of the Company’s common stock on such date was $37.04; (v) on November 20, 2017, 81,338 shares vested and the closing price of the Company’s common stock on such date was $40.89; and (vi) on December 13, 2017, 40,000 shares vested and the closing price of the Company’s common stock on such date was $40.68.

(3)

For Mr. Langrock, the shares he acquired vested as follows: (i) on March 31, 2018, 1,000 shares vested and the closing price of the Company’s common stock on such date was $30.99 and (ii) on June 26, 2018, 16,666 shares vested and the closing price was $28.96.

(4)

For Ms. Faltischek, the shares she acquired vested as follows: (i) on October 5, 2017, 2,062 shares vested and the closing price of the Company’s common stock on such date was $42.35; (ii) on November 20, 2017, 10,364 shares vested and the closing price of the Company’s common stock on such date was $40.89.

(5)	For Mr. Tickle, he acquired 16,666 shares, which vested on September 30, 2017 at the closing price on such date of $41.80.

Potential Payments upon Termination or Change-in-Control

We believe that severance and change-in-control benefits are important for attracting and retaining executive talent and help to ensure that executive officers can remain focused during periods of uncertainty and neutralize the potential conflict of our key executives when faced with a potential change-in-control. These considerations are particularly important in an environment where merger and acquisition activity is high.

Irwin D. Simon

On June 24, 2018, the Company and Irwin D. Simon entered into the Succession Agreement, which provides that on the Succession Date, Mr. Simon will resign from his position as President and Chief Executive Officer of the Company, and from all other offices with the Company and its affiliates. Prior to the Succession Date, Mr. Simon’s employment with the Company will continue to be subject to the terms and conditions set forth in Mr. Simon’s employment agreement dated as of July 1, 2003, as amended through September 23, 2014, by any among Mr. Simon and the Company (as amended, the “Employment Agreement”).

Had the Succession Date been June 30, 2018 and Mr. Simon resigned from the Company at that time, consistent with the Succession Agreement, Mr. Simon would have been entitled to the following payments and benefits: (A) a cash separation payment equal to $34,294,688.00, payable in a single lump sum, (B) continuation of the certain life insurance and disability insurance related benefits provided under the Employment Agreement until the third anniversary of the Succession Date, and (C) continuation of certain health benefits provided in the Employment Agreement. In addition, he will be entitled to (A) the earned but unpaid base salary and accrued but unused vacation days, payable in a single lump sum following the Succession Date, in accordance with the Employment Agreement, (B) any amounts which are vested or which Mr. Simon is otherwise entitled to receive at or subsequent to the Succession Date without regard to the performance by Mr. Simon of further services, and (C) settlement of any unreimbursed business expenses.

40	The Hain Celestial Group, Inc. 2018 Proxy Statement

EXECUTIVE COMPENSATION

In addition to the payments and benefits set forth above, upon the Succession Date, the long-term incentive awards set forth in Exhibit B of the Succession Agreement (the “LTI Awards”) would have been treated as follows: (i) all LTI Awards would have been deemed vested with respect to any service-based requirements to which such awards are then subject, and (ii) with respect to all LTI Awards that are subject to performance-based vesting requirements, such awards would have been subject to the applicable performance-based vesting requirements under the respective award agreements. The LTI Awards would have otherwise remain subject to the terms and conditions set forth in the applicable award agreements. As of the date of this proxy statement, Mr. Simon holds (a) 88,213 shares of time-vested restricted stock that will vest as of the Succession Date, which have a value of $2,628,747 based on the closing stock price of the Company’s common stock on June 29, 2018, and (b) performance share units with respect to a target number of 164,265 shares, which will remain eligible to vest after the end of the performance period subject to the achievement of applicable performance targets as described above under the heading “2017-2019 LTIP,” and the potential value of which is described in the “Outstanding Equity Awards at Fiscal Year End” table on page 39.

In the event that, Mr. Simon’s employment had been terminated on account of death, Disability, Termination Without Cause, or Termination for Good Reason on June 30, 2018, prior to the Succession Date, Mr. Simon would have been entitled to receive the payments and benefits set forth above, and the date of such termination would have been treated as the Succession Date.

If Mr. Simon’s employment had ended on June 30, 2018 as a result of a Termination For Cause or a Termination Not for Good Reason prior to the Succession Date, Mr. Simon would have been entitled to: (A) the earned but unpaid base salary and accrued but unused vacation days, payable in accordance with the Employment Agreement, (B) any amounts which vested or which Mr. Simon is otherwise entitled to receive at or subsequent to the Succession Date without regard to the performance by Mr. Simon of further services or the resolution of a contingency, and (C) settlement of any unreimbursed business expenses.

Pursuant to Mr. Simon’s employment agreement: (i) a Termination Without Cause means any termination of Mr. Simon’s employment other than a Termination For Cause or Termination Due to Disability; and (ii) a Termination for Good Reason means (a) a termination of his employment by Mr. Simon following a diminution of his position, duties and responsibilities, the removal of Mr. Simon from, or failure to re-elect Mr. Simon as, the Chairman of the Board or as CEO, a reduction in his base salary or (b) following a change-in-control, Mr. Simon not being Chairman of the Board or CEO of any ultimate parent company resulting from the change-in-control or any material reduction in compensation opportunity (including achievability) or benefits provided under any compensation, incentive, employee benefit or welfare plan or program of the Company or any subsidiary in which Mr. Simon participated before the change in control.

A change-in-control is defined generally as one of the following events:

•

The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company; however if any one person or group is considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same person or persons acting as a group is not considered to cause a change-in-control;

•

A majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

•

The consummation of a merger, consolidation, recapitalization or reorganization of the Company or a subsidiary, reverse split of any class of voting stock, or an acquisition of securities or assets by the Company or a subsidiary, unless our stockholders prior to such event beneficially own more than 60% of the voting stock of the surviving or transferee entity in substantially the same proportions as their prior ownership; or

•	The consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets.

Other NEOs

Each of Messrs. Langrock and Tickle and Mses. Faltischek and Meringolo have a change-in-control agreement in place which provides for severance only if he or she was terminated without cause or experiences a diminution in duties or forced relocation, in each case, following a change-in-control. For Messrs. Tickle and Langrock, severance is equal to two times his annual base salary and two times the average bonus paid to him during the thirty-six month period prior to the change-in-control and up to two years of benefits continuation. For Ms. Faltischek, severance is equal to three times her annual base salary and three times the average annual bonus paid to her during the thirty-six month period prior to the change-in-control and up to three years of benefits continuation. For Ms. Meringolo, severance is equal to one times her annual base salary and one times the average annual bonus paid to her during the thirty-six month period prior to the change-in-control and up to one year of benefits continuation. In addition to the change in control agreements, our restricted stock agreements and performance unit agreements (including those with Messrs. Langrock and Tickle and Mses. Faltischek and Meringolo) provide for immediate vesting of such stock grants upon a change-in-control.

The Hain Celestial Group, Inc. 2018 Proxy Statement	41

EXECUTIVE COMPENSATION

A change-in-control is defined generally as one of the following events:

•	The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company;

•	A majority of our Board of Directors is replaced by directors whose appointment or election is not endorsed by two-thirds of the members of the Board prior to the date of the appointment or election;

•

A reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company unless (i) all, or substantially all, of our stockholders prior to such event beneficially own more than 50% of the voting stock of the surviving entity in substantially the same proportions as their prior ownership, (ii) no person (other than the Company or the surviving entity) beneficially owns 50% or more of the combined voting power of the outstanding stock of the surviving entity and (iii) at least a majority of the members of the board of directors of the surviving entity were members of our Board of Directors; or

•

Stockholders approve (i) sale or disposition of all or substantially all of the assets of the Company (other than to a subsidiary) or (ii) a complete liquidation or dissolution of the Company provided, that if the agreement would cause the executive to incur an additional tax, penalty or interest under Section 409A of the Code, the Company and the executive will use reasonable best efforts to reform such provision.

If Mr. Langrock’s employment had terminated on June 30, 2018 in accordance with the change-in-control agreement, Mr. Langrock would have been entitled to severance having a value of approximately $3,342,000. If Mr. Tickle’s employment had terminated on June 30, 2018 in accordance with the change-in-control agreement, Mr. Tickle would have been entitled to severance having a value of approximately $2,668,000. If Ms. Faltischek’s employment had terminated on June 30, 2018 in accordance with the change-in-control agreement, Ms. Faltischek would have been entitled to severance having a value of approximately $4,137,000. If Ms. Meringolo’s employment had terminated on June 30, 2018 in accordance with the change-in-control agreement, Ms. Meringolo would have been entitled to severance having a value of approximately $686,000.

Messrs. Langrock and Tickle and Mses. Faltischek and Meringolo each have the right to receive one year of severance in the event of a termination without cause, which is not in connection with a change-in-control.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, the members of the Compensation Committee were Jack Sinclair, Glenn W. Welling and Lawrence S. Zilavy. None of the Compensation Committee members during fiscal year 2018 had any relationship required to be disclosed under this caption pursuant to the rules of the SEC.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for fiscal year 2018 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with applicable SEC rules. As of June 30, 2018, our employee population consisted of approximately 7,585 individuals working at our parent company and consolidated subsidiaries, which includes all employees whether employed on a full-time, part-time, temporary or seasonal basis. We selected June 30, 2018 as the determination date for identifying the median employee. We determined the median employee by using a consistently applied compensation measure of total annual taxable compensation paid to our global employee population other than our CEO. We define “total taxable compensation” as gross compensation for the period from July 1, 2017 to June 30, 2018, which given the geographical distribution of our employee population includes a variety of pay elements based on local tax regulations. Consistent with our compensation philosophy all global employees are compensated based upon their local market as reviewed on an annual basis, and we believe that “total annual taxable compensation” provides a reasonable estimate of annual compensation for our employees. For purposes of calculating the pay ratio, the total annual taxable compensation was converted to U.S. dollars using exchange rates as of June 30, 2018. Although permitted under SEC regulations, we did not annualize compensation of employees who were not employed with us for the full fiscal year, and therefore the total annual taxable compensation of many employees was lower than it would have been had the compensation been annualized. In determining our median compensated employee and calculating the CEO pay ratio we did not use any of the exemptions permitted under SEC rules nor did we rely upon any material assumptions adjustments or estimates. Using this methodology we determined that the median employee was a non-exempt full-time employee located in the U.S. with an annual total compensation of $29,790 for the fiscal year ended June 30, 2018 calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Our CEO’s annual total compensation for fiscal year 2018 calculated in the same manner was $7,463,170. Based on this information for fiscal year 2018, the ratio of the compensation of the CEO to the median annual total compensation of all other employees was estimated to be 251 to 1.

42	The Hain Celestial Group, Inc. 2018 Proxy Statement

PROPOSAL NO. 2 ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Background

We believe that both the Company and its stockholders benefit from responsive compensation and corporate governance policies. Recognizing the interest our stockholders expressed in an advisory vote on the compensation of our NEOs, since 2009 the Company has provided its stockholders an annual advisory vote on executive compensation. Since 2011, Section 14A of Securities Exchange Act of 1934, as amended (the “Exchange Act”), has required us to provide our stockholders with a non-binding advisory vote to approve the compensation of our NEOs (“Say on Pay Proposal”) as disclosed in this proxy statement.

We are asking our stockholders to approve, on an advisory basis, the compensation paid to our NEOs, as described in the “Executive Compensation – Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement. Although the advisory vote is not binding upon the Company, the Company’s Compensation Committee, which is responsible for designing and administering our executive compensation program, values our stockholders’ opinions and will continue to consider the outcome of the vote in its ongoing evaluation of our executive compensation program.

Our executive compensation philosophy and practice reflects our unwavering commitment to paying for performance – both short- and long-term. We believe that our multi-faceted executive compensation plans, with their integrated focus on both individual and corporate goals and objectives, as well as short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded.

Stockholder Outreach

Last year, our stockholders approved our Say on Pay resolution with 70.3% of the votes cast voting in favor, which represented a significant improvement over the 2015 Annual Meeting of Stockholders where only 41% of the votes cast supported our Say on Pay resolution. We believe that the improvement in last year’s Say on Pay resolution resulted from the significant compensation and governance actions the Company took in response to its extensive stockholder outreach efforts after the 2015 Annual Meeting.

Conclusion

We urge stockholders to read the CD&A beginning on page 23 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 37 through 40, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals.

For the reasons stated above, the Board of Directors recommends that our stockholders vote in favor of the following Say on Pay Proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

Because your vote is advisory, it is not binding on the Company or the Board. However, the Compensation Committee values the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the annual stockholder votes on the Say on Pay Proposal and consider whether to recommend any changes or modifications to the Company’s executive compensation policies and practices as a result of such votes.

✓	The Board of Directors unanimously recommends that you vote, on an advisory basis, “FOR” this proposal.

The Hain Celestial Group, Inc. 2018 Proxy Statement	43

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT ACCOUNTANTS

It is the practice of the Board of Directors to designate an accounting firm to serve as our registered independent accountants. The Audit Committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2019, and the Board of Directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our registered independent accountants during the year, considers the effect that performing non-audit services might have on audit independence and approves management’s engagement of our registered independent accountants to perform those services.

If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent accountant at any time during the year if it is determined that such a change would be in the best interest of the Company and its stockholders.

Ernst & Young LLP expects to have a representative at our Annual Meeting who will have the opportunity to make a statement and will be available to respond to questions, as appropriate.

✓	The Board of Directors recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our registered independent accountants for our fiscal year ending June 30, 2019.

Fees Billed to the Company by Ernst & Young LLP

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm, Ernst & Young LLP, during the fiscal years ended June 30, 2018 and June 30, 2017.

Audit and Non-Audit Fees

	2018	2017
Audit Fees (1)	$6,150,050	$6,360,000
Audit Related Fees (2)	$290,000	$—
Tax Fees (3)	$553,800	$383,000
All Other Fees	$—	$—

(1)

Reflects the aggregate fees billed for each of the 2018 and 2017 fiscal years for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. The amounts presented include costs associated with the internal accounting review of $2,460,000 for the 2017 fiscal year.

(2)

Reflects the aggregate fees billed by Ernst & Young LLP in the 2018 fiscal year for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the immediately preceding paragraph. The services comprising the fees disclosed under this category were principally related to due diligence in connection with acquisitions and accounting consultations.

(3)	Reflects the aggregate fees billed in each of the 2018 and 2017 fiscal years for professional services rendered by Ernst & Young LLP for tax advice, tax compliance and tax planning.

The Audit Committee has considered whether the provision of the services described above in this section is compatible with maintaining Ernst & Young’s independence and has determined that it is.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our registered independent accountants. Pre-approval is provided for up to one year, is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the registered independent accountants, the Audit Committee considers whether

44	The Hain Celestial Group, Inc. 2018 Proxy Statement

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT ACCOUNTANTS

such services are consistent with the registered independent accountants’ independence, whether the registered independent accountants are likely to provide the most effective and efficient service based on their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. The Audit Committee has delegated limited pre-approval authority to its chairperson, who must report any decisions to the Audit Committee at its next scheduled meeting.

In fiscal years 2018 and 2017, all of the audit fees, audit related fees, tax fees and all other fees were pre-approved by the Audit Committee or its chairperson.

The Hain Celestial Group, Inc. 2018 Proxy Statement	45

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the Company’s internal audit function and the performance of the Company’s internal controls and procedures. In addition, the Audit Committee reviews all material related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

In addition to fulfilling its responsibilities as set forth in its charter and further described above in “Board of Directors and Corporate Governance – Committees of the Board – The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2018. Discussions about the Company’s audited financial statements included its independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2018 with the Company’s management and the independent registered public accounting firm.

2.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable auditing standards adopted by the Public Company Accounting Oversight Board.

3.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 for filing with the SEC.

Andrew R. Heyer, Chairperson

Shervin J. Korangy

Adrianne Shapira

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

46	The Hain Celestial Group, Inc. 2018 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (A) (1)
Equity compensation plans approved by security holders	121,944	$ 2.26	10,499,724
Equity compensation plans not approved by security holders	None	None	None
Total	121,944	$ 2.26	10,499,724

(1)

Of the 10,499,724 shares available for future issuance under our equity compensation plans, 10,495,434 shares are available for grant under the Amended and Restated 2002 Long Term Incentive and Stock Award Plan and 4,290 shares are available for grant under the 2000 Directors Stock Plan.

The Hain Celestial Group, Inc. 2018 Proxy Statement	47

OWNERSHIP OF COMMON STOCK BY

MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2018 for (1) each of our directors, director nominees and NEOs, (2) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock and (3) all of our directors and executive officers as a group. The information set forth below is based upon information supplied or confirmed by the named individuals.

	Number of Shares	Percentage of Common Stock
Irwin D. Simon (1)(2)	1,781,005	1.71%
Celeste A Clark (2)(3)	7,357	*
Andrew R. Heyer (2)(4)	149,704	*
R. Dean Hollis (2)(5)	17,357	*
Shervin J. Korangy (2)(6)	7,357	*
Roger Meltzer (2)(7)	32,186	*
Jack Sinclair (2)(8)	7,357	*
Adrianne Shapira (2)(9)	19,008	*
Glenn W. Welling (2)(10)	11,768,599	11.3%
Dawn Zier (2)(11)	5,486	*
Lawrence S. Zilavy (2)(12)	64,508	*
Denise M. Faltischek	44,233	*
James M. Langrock (13)	53,060	*
Kristy Meringolo (14)	7,500	*
Gary Tickle (15)	39,598	*
BlackRock, Inc. (16) 55 East 52nd Street New York, New York 10055	8,355,740	8.04%
The Vanguard Group (17) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	8,283,755	7.97%
FMR LLC (18) 245 Summer Street Boston, Massachusetts 02210	7,328,055	7.05%
All directors and executive officers as a group (fifteen persons) (19)	14,004,315	13.5%

*	Indicates less than 1%.
(1)

Includes 172,319 shares of unvested restricted common stock granted under our Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”) and 146,782 shares held indirectly by a trust. Also includes 21,812 shares held by Mr. Simon’s wife, as to which Mr. Simon disclaims beneficial ownership. Mr. Simon is our President, CEO and Chairman of the Board of Directors.

(2)	Director of The Hain Celestial Group, Inc.
(3)	Includes 7,357 shares of unvested restricted common stock granted under our 2002 Plan.
(4)

Includes 14,906 shares of unvested restricted common stock granted under the 2002 Plan and 12,251 shares of unvested restricted common stock granted under our 2002 Plan and 110,080 shares held indirectly by a GRAT or trust.

(5)	Includes 7,357 shares of unvested restricted common stock granted under the 2002 Plan.
(6)	Includes 7,357 shares of unvested restricted common stock granted under the 2002 Plan.
(7)	Includes 13,392 shares of unvested restricted common stock granted under our 2002 Plan.
(8)	Includes 7,357 shares of unvested restricted common stock granted under our 2002 Plan.
(9)	Includes 10,925 shares of unvested restricted common stock granted under our 2002 Plan
(10)

Includes 7,357 shares of unvested restricted common stock granted under our 2002 Plan. In addition, as of February 28, 2018, Glenn W. Welling and related entities had voting and dispositive power over 11,761,242 shares according to a Schedule

48	The Hain Celestial Group, Inc. 2018 Proxy Statement

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

13D/A filed jointly by Glenn W. Welling and the following related entities: (a) Engaged Capital Flagship Master Fund, LP and Engaged Capital Flagship Fund, Ltd., each of whose address is c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-111, Cayman Islands and (b) Engaged Capital Co-Invest VI, LP, Engaged Capital Co-Invest VI-A, LP, Engaged Capital Co-Invest VI-B, LP, Engaged Capital Co-Invest VI-C, LP, Engaged Capital Flagship Fund, LP, Engaged Capital LLC, Engaged Capital Holdings, LLC and Mr. Welling, each of whose address is 610 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

(11)	Includes 5,486 shares of unvested restricted common stock granted under our 2002 Plan.
(12)	Includes 10,925 shares of unvested restricted common stock granted under our 2002 Plan.
(13)	Includes 35,403 shares of unvested restricted common stock granted under our 2002 Plan
(14)	Includes 7,500 shares of unvested restricted common stock granted under our 2002 Plan.
(15)	Includes 17,736 shares of unvested restricted common stock granted under our 2002 Plan
(16)

As of December 31, 2017, BlackRock, Inc. (“BlackRock”) had sole voting power over 7,952,971 shares and sole dispositive power over 8,355,740 shares, according to a Schedule 13G/A filed by BlackRock on January 25, 2015.

(17)

As of December 31, 2017, The Vanguard Group (“Vanguard”) had sole voting power over 54,632 shares, sole dispositive power over 8,224,012 shares, shared voting power over 13,154 shares, and shared dispositive power over 59,743 shares, according to a Schedule 13G/A filed by Vanguard on February 9, 2018.

(18)	As of December 31, 2017, FMR LLC (“FMR”) had sole voting power over 555,423 shares and sole dispositive power over 7,328,055 shares, according to a Schedule 13G/A filed by FMR on February 13, 2018.
(19)	Includes 325,377 shares of unvested restricted stock and 13,678,938 shares held directly or indirectly. See Notes 1 through 15 above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such ownership with the SEC. Executive officers, directors and greater than 10% stockholders are also required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the fiscal year ended June 30, 2018, except that Mr. Simon inadvertently filed one late Form 4 reporting three transactions.

The Hain Celestial Group, Inc. 2018 Proxy Statement	49

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Meltzer, who is nominated for re-election as a director, is a partner at the law firm DLA Piper LLP (US). DLA Piper LLP (US) provides legal services to us. In fiscal year 2018, the Company paid approximately $1,700,000 to DLA Piper LLP.

Mr. Simon’s spouse, Daryl Simon, has been the Director of International Sales of the Company since September 1996. During the fiscal year ended June 30, 2018, she earned a base salary of $132,613, was paid a bonus of $17,240 and participated in the Company’s benefit programs for its employees. In addition, Mr. Simon’s brother-in-law, Geoffrey Goldberg, currently serves as Vice President – Corporate Services and has been employed by the Company since June 2000. During the fiscal year ended June 30, 2018, he earned a base salary of $201,270, was paid a bonus of $25,000, received a car allowance of $8,400 and participated in the Company’s benefit programs for its employees. On September 26, 2017, he received a grant of 608 performance stock units with a grant date fair value of $19,213 in connection with the 2017-2019 LTIP.

Mr. Hollis, who is nominated for re-election as a director, is chairperson of the board of directors of SunOpta Inc. SunOpta Inc. is a supplier of the Company. In fiscal year 2018, the Company paid approximately $22,400,000 to SunOpta Inc.

Mr. Welling, who is nominated for re-election as a director, is the founder and Chief Investment Officer of Engaged Capital. In fiscal year 2018, pursuant to the Cooperation Agreement dated September 26, 2017, the Company reimbursed Engaged Capital in the amount of approximately $346,000 for its fees and expenses incurred in connection with its notice of nomination, the negotiation and entry into the Cooperation Agreement, preparation of its proxy statement and other matters related to its investment in the Company and the 2017 Annual Meeting.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the review, approval and ratification of related party transactions. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” which is defined as any transaction, arrangement or relationship in which (i) we are a participant, (ii) the amount involved exceeds $120,000 and (iii) one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. The Audit Committee will also review those transactions that would have been deemed a “related party transaction” but for the fact that the amount involved is $120,000 or less. No director may participate in approval of a related party transaction for which he or she is a related party.

50	The Hain Celestial Group, Inc. 2018 Proxy Statement

OTHER MATTERS

The Company’s management is not aware of any other matters that will come before the Annual Meeting. However, if any other matters requiring a vote of stockholders arise, including any question as to an adjournment or postponement of the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such matters.

The Hain Celestial Group, Inc. 2018 Proxy Statement	51

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

Stockholder proposals intended to be included in the Proxy Statement relating to our 2019 Annual Meeting of Stockholders (the “2019 Proxy Statement”) pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be in writing addressed to the Corporate Secretary of the Company and delivered to the Corporate Secretary at our principal executive offices, no later than July 1, 2019, and must otherwise comply with Rule 14a-8.

For stockholder nominations and other proposals that are not intended to be included in the 2019 Proxy Statement, they must be delivered to the Corporate Secretary prior to the close of business on September 14, 2019.

In addition, if you would like to have their nominee included in our proxy materials for future annual meetings, notice of stockholder nominations intended to be included in the 2018 Proxy Statement must be received by the Corporate Secretary between June 1, 2019 and July 1, 2019. Stockholders should consult our By-Laws for the various procedural, informational and other requirements applicable to such nominations.

A stockholder or other interested party who wishes to communicate with the Board, the non-management directors as a group, or any individual director may do so by addressing the correspondence to the individual or group, c/o Corporate Secretary, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. All correspondence addressed to a director will be forwarded to that director.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in October of each year, by notifying us in writing at: 1111 Marcus Avenue, Lake Success, NY 11042, Attention: Corporate Secretary.

You also may request additional copies of the Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report on Form 10-K to Stockholders for the fiscal year ended June 30, 2018 by notifying us in writing at the same address or calling Investor Relations at (877) 612-4246 or submitting such request via e-mail to investorrelations@hain.com.

If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

Investors may obtain copies of Hain Celestial’s 2018 Annual Report on Form 10-K at no charge by contacting Investor Relations, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042.

By order of the Board of Directors,

Denise M. Faltischek

Executive Vice President and Chief Strategy Officer,

Corporate Secretary

Dated: October 29, 2018

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, please submit your vote as soon as possible as instructed in our Proxy Materials, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may choose to vote in person even if you have previously voted your shares.

52	The Hain Celestial Group, Inc. 2018 Proxy Statement

THE HAIN CELESTIAL GROUP, INC.

This proxy is solicited on behalf of the Board of Directors of The Hain Celestial Group, Inc. (the “Company”). The undersigned hereby appoints Denise M. Faltischek and Kristy Meringolo, or each of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company on December 5, 2018 at 11:00 a.m., Eastern Time at 1111 Marcus Avenue, Lake Success, New York 11042 and any postponements or adjournments thereof (including any vote to postpone or adjourn the Annual Meeting), upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. If no instruction is given the shares will be voted “FOR” items 1, 2 and 3, each of said items being more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which are hereby acknowledged.

The Board of Directors Recommends You Vote “FOR” items 1, 2 and 3 below.

1.	Election of Directors

For all nominees listed below (except as marked to the contrary) ☐	Against ☐	Abstain ☐

(Instructions: to vote against an individual nominee, strike a line through the nominee’s name listed below.)

Celeste A. Clark, Andrew R. Heyer, R. Dean Hollis, Shervin J. Korangy, Roger Meltzer, Mark Schiller, Jack L. Sinclair, Glenn W. Welling and Dawn M. Zier

2.	To approve, on an advisory basis, named executive officer compensation for the fiscal year ended June 30, 2018.

For ☐	Against ☐	Abstain ☐

3.	To ratify the appointment of Ernst & Young LLP to act as registered independent accountants of the Company for the fiscal year ending June 30, 2019.

For ☐	Against ☐	Abstain ☐

(Proxy card)

In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

Please Complete All Information Below

Signature:

Signature:

Dated: , 2018

Please sign exactly as names appear hereon, indicating official position or representative capacity, if any. If shares are held jointly, both owners should sign.

(Proxy card)